Exhibit 10.1

NAMSA AGENCE OTAN D’ENTRETIEN ET D’APPROVISIONNEMENT NATO MAINTENANCE AND SUPPLY AGENCY

CONTRACT N° LC-CH/4600002272			ERICKSON AIR-CRANE INCORPORATED 5550 S.W. MACADAM AVE, STE 200 PORTAND OR 97239 USA
(Please refer to this number in all further correspondence)
Attn: Mr. Patrick PILOLLA
Validity period	from:	22 May 2012
	to:	21 May 2015	Vendor No: 9R802
Fax No : 0015416647613

OFFER:	DATE	REFERENCE
	18 Apr 2012	PROPOSAL

Table of contents:

Contract Terms and Conditions

Scope of Work

NAMSA General Provisions

Termination for Convenience of NAMSA

Questions and Answers - 2nd set

Questions and Answers - 3rd set

Questions and Answers - 4th set

Amendment No. 01 and Q/As - 1st set

List of Services

CONTRACTOR	NORTH ATLANTIC TREATY ORGANIZATION NATO Maintenance and Supply Agency (NAMSA)

/s/ Udo Rieder	/s/ Karl-Heinz RUDOLF
Udo Rieder, President & CEO	Karl-Heinz RUDOLF SENIOR PROCUREMENT OFFICER

Name, title, signature & date	Name, title, signature & date

22 May 2012	22 MAY 2012

Your firm is encouraged to visit www.natolog.com
NAMSA’s electronic commerce website.

22 May 2012	REFERENCE: LC-CH/ 460002272
NATO UNCLASSIFIED

NAMSA	L-8302 CAPELLEN(Luxembourg)	TEL:(+352)3063(+ext.)	FAX:(+352)3063 4300

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Contract 4600002272	PCS/1035001590/02/000

CONTRACT TERMS AND CONDITIONS

SCOPE OF CONTRACT:                                                  Requirements for the leasing of three (3) heavy-lift forest firefighting helicopters fitted with a tank system of a minimum capacity of 7.000,- liter of water for the forest firefighting needs.

The Contractor represents that he operates as [ ] an individual [ ] a non-profit organization [x] a corporation incorporated in the United States of America.

The Contractor agrees to furnish and deliver all the supplies and to perform all the services set forth in the list of services attached to the Terms and Conditions for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the Terms and Conditions and the General Provisions. To the extent of any inconsistency between the Terms and Conditions or the General Provisions and any specifications or other provisions which are made a part of this contract, by reference or otherwise, the Terms and Conditions and the General Provisions shall control. To the extent of any inconsistency between the Terms and Conditions and the General Provisions, the Terms and Conditions shall control.

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TABLE OF CONTENTS

This contract consists of:

•                  Terms and Conditions containing 28 Parts

•                  NAMSA General Provisions for Fixed Price Contracts (Services)

•                  Termination for Convenience of NAMSA

•                  Scope of Work

•                  RFP Amendment No. 01 and Questions and Answers — 1st set, dated 23 March 2012

•                  Questions and Answers — 2nd set, dated 27 March 2012

•                  Questions and Answers — 3rd set, dated 10 April 2012

•                  Questions and Answers — 4th set, dated 12 April 2012

•                  List of services

all of which are hereby made a part of the contract and attached hereto.

TERMS AND CONDITIONS

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Part 1 -                Services to be furnished by the Contractor

1.              The Contractor shall furnish to NAMSA the services listed below and priced in the attached document entitled “List of services” and in accordance with the Scope of Work.

2.              The Contractor shall furnish:

•                  A general description of company’s organizational structure;

•                  A specific description of organizational structure to be used for this project with names and qualification of key personnel; and

•                  Staff to be assigned to the project

3.              All work to be performed by the Contractor under this contract shall be ordered by Purchase Order(s) (see Part 6).

4.              No payment will be made for any type of work performed by the Contractor which was not authorized by NAMSA before commencement of the work.

5.              The pricing arrangements set forth in the “List of Services” cover full and unconditional acceptance by the Contractor of all the requirements and conditions included in the contract. These pricing arrangements satisfy any and all expenses incurred by the Contractor for a satisfactory performance of the work required under the Contract.

6.              The Contractor shall be solely responsible for the performance of all services described in the Contract/SOW.

Part 2 -                Special obligations of the contractor

1.              The Contractor shall retain all operational responsibility for the services provided under the contract.

2.              Mandatory Documentation: refer to SOW, Paragraphs 3.6 and 4.5.6. and Part 22 of the contract.

3.              Requirement for personnel: refer to SOW, paragraph 3.6.

4.              The Contractor shall maintain all documents required by this Contract and DTOs in good shape ready to be checked by the appropriate national authorities.

5.              At his own expenses, the Contractor shall ensure that the A/C shall maintain compliance with any national and international aviation regulations and requirements throughout the duration of the contract.

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Part 3 -                Pricing Warrant

The Contractor warrants that the prices included in this purchase order are for comparable services, quantities, terms and conditions equal to or less than those proposed or that would be proposed to the Contractor’s most favored customer, including any other international organization or NATO member state government bodies.

Part 4 -                Workload Forecast

1.              No minimum no maximum workload is guaranteed and NAMSA has no obligation to order any of the services below.

For information, the estimated number of flying hours is 190 flight hours/per helicopter/per 120 days

2.              The guaranteed workload is the availability of the helicopters in a ready for mission status for 120 days.

Part 5 -                Validity of Contract

1.              The contract shall be effective for the period commencing with the effective date indicated on the page one of the contract and shall be valid for a period of 3 years.

2.              NAMSA reserves the unilateral right to extend the contract for either one (1) further period of two (2) years or two (2) further periods of one (1) year with the issue of a Change Order to this contract not later than 31 October of the contract expiring year for the following year.

Part 6 -                Purchase Order

1.              All work to be performed by the Contractor under the contract shall be ordered by NAMSA by Purchase Orders.

1.1.                  for the 1st season, the PO will be issued upon contract award;

1.2.                  for the following seasons, the PO will be issued by the end of October following the previous season.

2.              Purchase Orders shall be in writing, dated and numbered, and shall set forth:

•                  The services to be performed.

•                  The agreed contractual prices.

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•                  Delivery and performance dates, where agreed.

•                  Transport requirements, if any.

•                  Any other requirements as may be applicable, on a case by case basis

3.                                      The terms and conditions, as well as the fixed prices and other reimbursable costs, if any shall govern all Purchase Orders issued against this contract. Amendments to Purchase Orders may be issued subject to the same conditions as the original Purchase Order. The Contractor will acknowledge receipt of the Purchase Order or amendment by signing it.

4.                                      No Purchase Orders will be issued by NAMSA beyond the period of the contract. In case of Purchase Orders which have been issued but are not completed prior to the expiration of the contract, their processing will continue until completion, at the terms and conditions specified herein or in the relevant Purchase Order(s), unless otherwise notified by NAMSA.

Part 7 - Revision of fixed prices / rates

The firm fixed prices/rates are fixed for the initial contract duration of three years. If NAMSA exercises the option to extend the contract by one or two years, the prices shall be revised by application of the following price revision formula:

P4/5 = Po (0.2 + 0.8 X S4/5 / So)

where

0,2	20% fixed portion not subject to revision
P4/5	price(s) for optional years 4 resp. 5
Po	Firm fixed prices established in the Terms and conditions for the initial three contract years.
So	Applicable Labour Wage Index as published by the National Statistics Bureau for workers of the applicable industry for the month of December 2012.
S4	Index as described above for the month of December 2014.
S5	Index as described above for the month of December 2015.

Price revision will be effective four (4) weeks after the date of receipt of the indices above and will not be applied retroactively.

Part 8 - Taxes and Duties

Clause 7: “Taxes and Duties” of the NAMSA General Provisions for Fixed- Price Contracts (Services) is amended as follows:

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1.              If not located in Luxembourg, the Contractor is specifically responsible for obtaining any documentation required to permit NAMSA and its Customers to benefit from the fiscal regime applicable to exports.

2.              NAMSA is specifically exempt from all duties and taxes (and this includes Value Added Tax within the European Union). For the purchase of supplies or services in countries within the European Union, NAMSA will, upon the request of the Contractor, provide a copy of the form “Request for exemption of value added tax on the basis of Article 15 (10) of Council Directive 77/388/CEE”. This form will be signed and stamped by a NAMSA official for completion and processing by the Contractor as may be required by the national authorities concerned.

3.              Contractors should note that NAMSA has no VAT number and no VAT identification number.

Part 9 - Delivery Terms

1.              The Leasing cycle is defined to be the one hundred and twenty-days (120) period.

2.              The beginning date is expected to be June 5 for two helicopters, and June 20, for one helicopter.

3.              NAMSA/HFB reserves the right to extend the said cycle for the corresponding periods up to the year 2016.

4.              For planning purposes it shall be taken into account a total amount of 190 flying hours per each firefighting season / per helicopter.

5.              NAMSA/HFB reserves the right to change the initial starting date, subject to informing the Contractor at least fifteen (15) days before the starting date.

6.              In addition to the leasing cycle, NAMSA/the HFB reserves the right to extend the leasing cycle, under the same conditions, up to fifteen-days.

7.              Any cycle extension shall be notified in writing by NAMSA/the HFB to the Contractor at least ten (10) working days before expiration of the contractual date in force.

8.              The company shall submit all the supporting required documents for the technical assessment of the helicopters and the personnel thereof, as soon as possible and in any case no later than January 15 for the following year.

9.              One day before starting date, the Contractor shall confirm to the HFB its readiness at the specified Bases.

10.       NAMSA/HFB will verify, at the helicopter operation bases, the presence of lessor’s personnel and means for the performance of their contractual obligations regarding the execution of operations.

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11.       NAMSA/HFB reserves the right to check the helicopters tank capacity of the fire fighting water tank, either by performing volume metering or by requesting for a certificate by the tank manufacturer, or by any other approved means or combination thereof.

12.       NAMSA/HFB may, if necessary, ask the Contractor to increase the number of the helicopters provided, de-cycling the required arrival time. The Contractor shall make any possible effort to satisfy such a request, especially in cases of emergency or fire catastrophes.

13.       The increase in the number of helicopters shall be conducted under the cycles and conditions hereof, with regard to the stipulated suitability and equipment testing, before the commencement of any operation, as stipulated in the contract, and it will be considered as “Over and Above”.

14.       Offers are accepted only for the total number of helicopters (3 helicopters).

Part 10 - Contractor Notice Regarding Late Delivery

In the event that the Contractor encounters difficulty in meeting the time limits specified for any service, he shall immediately notify NAMSA in writing, giving pertinent details. However, this data shall be for information only and shall not be construed as a waiver by NAMSA of any time limit or of any rights or remedies provided under this Contract and/or any Purchase Order released against this Contract.

Part 11 - Invoicing and Payment

1.              The services under the terms of this contract shall be invoiced monthly for all services called for.

2.              The invoices shall be submitted in duplicate. Each invoice submitted shall bear the contract and/or purchase order reference number and shall refer to the service line item. Faxed invoices are not accepted for payment. The following certificates shall be affixed to each invoice submitted for services:

All invoices:

“I certify that this invoice is correct and just, that payment has not been received and that the price is exclusive of all taxes and duties from which NAMSA is exempted.”

3.              Payment will be made based on the receipt protocols of the provided services. The receipt protocols will be signed by the monitoring and receipt of services Committee, The standard data form used by 199 F.B.C.C./F.F.C.C. will be completed on a weekly basis and will be countersigned by the Contractor and the corresponding officer of the Fire Corps.

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Payment for services performed by the Contractor under the terms of this contract shall be made in USD within sixty (60) days net following receipt by NAMSA of invoices duly certified, supported and substantiated as specified above.

NAMSA will pay the net invoice amount and support the charges of its bank. All other charges will be for the Contractor.

The most efficient method of payment (and NAMSA’s preferred method) is by electronic funds transfer (EFT). In order to pay the Contractor in a timely manner, the Contractor is requested to specify the following information on the invoice or in a separate letter to NAMSA (attention Finance Division):

•                  Full name and address of banker(s)

•                  Detailed bank account information as follows:

i.                  For USA: bank account number(s) + ABA code (or SWIFT code)

Part 12 - Liquidated Damages

1.              In case the Contractor fails to take over the works on the date stipulated herein, or does not meet the times of preparedness, operational reliability and availability contemplated herein, the Contractor shall be imposed with the following penalties:

1.1.                            For installation delay up to five (5) days, 2% for each day of delay for the part of the basic package of the total value corresponding to the helicopter delayed to be installed.

1.2.                            For six up to ten (6-10) days, 4% for each day of delay for the part of the basic package of the total value corresponding to the helicopter delayed to be installed.

1.3.                            Upon the lapse of the tenth day and if any one of the helicopters has not been installed and declared in operational preparedness, NAMSA reserves the right to unilaterally terminate the contract, declaring the contractor in default.

1.4.                            In case a helicopter is not available at any time, or part of time, during which such helicopter is grounded, a penalty shall be imposed for a time equal to the time of delay, calculated based on the hourly price.

1.5.                            In case of aborting a helicopter’s operational mission, i.e. its failure to take-off for the performance of operations during the stipulated time of operational preparedness or grounding within the time of an operational flight, a penalty shall be imposed for such time equal to the time of delay, calculated based on the hourly price. In such cases no right to unscheduled maintenance shall be granted, Refueling time shall be considered neither as grounding time nor as flight time.

2.              Without prejudice to the final decision regarding the liquidated damages, NAMSA shall be entitled to deduct imposed liquidated damages when paying invoices, even in the event that claims deriving from submitted invoices have been assigned or

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otherwise transferred to third parties. The total of the deductions made by NAMSA pursuant to this clause will be considered as full and final satisfaction of all claims received out of late delivery of any overhauled, repaired or modified equipment.

3.              During a period of one year after delivery and acceptance of the services performed, NAMSA shall have the right to claim liquidated damages even if such right is not reserved at the time when delivery is accepted.

4.              The liquidated damages will not apply if the Contractor’s failure to perform is due to causes beyond his control and without his fault or negligence.

5.              Such causes may include but are not limited to: Acts of God or of the public enemy, acts of Government in its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, unusually severe weather and failure of subcontractors to perform due to such causes.

6.              The foregoing provisions of this part apply only to delinquencies in deliveries and do not prejudice NAMSA’s rights under the provisions of the clause entitled “Default” of the General Provisions for Fixed Price Contracts (Services).

Part 13 - National Environmental Regulations

The Contractor shall comply with the applicable national environmental regulations, including those applicable to Ozone Depleting Substances.

Part 14 - Permits and Customs Clearance Formalities

1.              The Contractor warrants that he has or will obtain at no cost to NAMSA all necessary licences and permits required in connection with the contract; also that he will fully comply with all laws, decrees and regulations of the country or countries concerned during the performance of the contract, including the observance of all applicable rules and regulations governing the site on which work is to be performed.

2.              If so exceptionally requested in the PO, all customs clearance formalities shall be performed by the Contractor at his cost. NAMSA shall in no case be responsible for charges of any nature incurred by the Contractor in effecting such clearance or for any customs infraction committed by the Contractor in connection therewith. The Contractor shall be responsible for compliance with all applicable national import and export customs regulations and formalities, including payment of fees incident thereto and the posting of a customs bond, if required, and further, including all required licenses, customs declarations and other documentation, concerning the entry to and the exit from the Contractor’s facility, of all items or materiel pertinent to the Contractor’s performance under this contract.

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Part 15 - Contractor Capabilities

The Contractor warrants that he has suitable capability available and that he has all necessary license rights and skilled personnel, technical orders, data, specifications, drawings, standard and special test equipment and tooling to enable him to comply with the requirements of this contract.

Part 16 - Indemnity and Insurance

1.                        The Contractor shall indemnify and keep indemnified NAMSA/HFB, against cases of injury (including death) to any persons or loss of or damage to any property which may arise out of the act, default or negligence of the Contractor, a Sub-Contractor, their employees or agents in consequence of the Contractor’s obligations under the contract and against all claims, demands, proceedings damages, costs, charges and expenses whatsoever in respect thereof or in relation thereto. The Contractor agrees that he has complete freedom of choice of means and capabilities to comply with the obligations of the contract.

2.                        Without limiting his responsibilities in paragraph 1 above, the Contractor shall obtain from a reputable insurance provider comprehensive liability insurance cover, throughout the entire duration of the contract.

3.                        Such Insurance is to cover: i.e. the helicopters, the crews and passengers as well as any third party claim.

Part 17 - Liability Insurance

The Contractor will comply with the applicable national and/or international liability regulations.

Part 18 - Safety and Accident Prevention

1.                        In performing any work or services under this contract on premises which are under the direct control of NAMSA’s customers, the Contractor shall conform to all safety rules and requirements, and take such additional precautions as may be prescribed on such premises for safety and accident prevention purposes.

The Contractor agrees to take all reasonable steps and precautions to prevent accidents and preserve the life and health of Contractor’s personnel, NAMSA’s personnel and/or any third party, performing or in any way involved in the performance of this contract on such premises.

2.                        The Contractor is responsible for and must strictly comply with the safety and environmental provisions of the attached SOW, if any.

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Part 19 - Subcontracts

1.                        The Contractor is solely responsible for the performance of the contract.No consent or approval by NAMSA of any sub-contract or any provisions thereof shall be construed to be a determination of the acceptability of any sub-contract price or of any amount paid under any sub-contract or to relieve the Contractor of any responsibility for performing the contract in accordance with its terms and conditions, unless such approval or consent specifically provides otherwise. The Contractor shall not enter into any sub-contract with firms located outside NATO countries or having their legal residence outside NATO countries without the written approval of NAMSA - Contracting Officer. Only in exceptional cases would NAMSA consider such approval.

2.                        In order to ensure NAMSA’s rights under this contract the Contractor shall flow down the relevant requirements, i.e. those for which the Contractor has an obligation towards NAMSA to any subcontract he will conclude.

3.                        Paragraphs 2 and 3 above are critical elements in the performance under this contract.

Part 20 - Intellectual Property Rights, Royalties and License Rights

1.                        The Contractor guarantees that he is in possession of all the necessary intellectual property rights in force in the countries where the services will be performed, under this contract and in other countries where the intellectual property rights are in force. The contractor possesses any licenses necessary for the performance of this contract and made any other arrangements required to protect NAMSA from any liability for intellectual property rights infringement in said countries.  The Contractor will at his expense hold NAMSA harmless and fully indemnify NAMSA against all damages, costs, charges, expenses and the like arising from or incurred by any reason of any infringement or alleged infringement of intellectual property rights in consequence of the provision of the service and / or materiel.

2.                        The Contractor agrees to assure himself that the Original Equipment Manufacturer(s) (OEM) or any entitled third party have not retained any intellectual property rights, before he provides services under the contract. NAMSA shall not be liable for intellectual property rights infringements as may be caused by the Contractor.

3.                        The Contractor confirms that no payments of royalties or fees for intellectual property rights will be claimed by the OEM or any entitled third party for the services performed and / or materiel provided under this contract. In the event that such fees are claimed, the Contractor will bear any and all responsibility.

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Part 21 - Termination for Convenience of NAMSA

The provisions applicable to “Termination for Convenience of NAMSA” are enclosed.

Part 22 - Reporting

The Contractor shall furnish to NAMSA the reports set forth in the SOW and any relevant information and data related to the performance of the contract that may be reasonably requested by NAMSA.

Part 23 - Notification of Changes

1.                        If at any time during the performance of this contract, the Contractor considers that he has been directed to change or deviate from, in any way, the terms and conditions and/or the scope of this contract, he shall notify the contracting officer immediately. This notification shall as a minimum contain a cost breakdown of the additional costs to be incurred by the Contractor if he would implement the change/deviation and the related impacts on the terms and conditions. This information must be provided to such level of detail to allow the contracting officer to provide a comprehensive response within 14 days after receipt of the notification from the Contractor.

2.                        Following the submission of this notification, the Contractor shall diligently continue performance of this contract to the maximum extent possible in accordance with its terms and conditions as originally agreed.

3.                        NAMSA shall not bear any responsibility for work performed by the Contractor outside the contract scope and NAMSA shall not compensate the Contractor in either time or money for such work not specifically authorized or requested by the contracting officer in writing and subsequently included in the contract through a Supplemental Agreement.

4.                        Consequently, the Contractor cannot claim additional money and/or time for work performed during the performance of the contract which has not been identified as part of the scope of this contract.

Part 24 - Performance of the Contractor in Time of Alert or War

The Contractor warrants that, on the basis of information available to him, he is not aware of any national law or regulation, or any circumstances that might prevent him from fulfilling his obligations under this contract in time of alert or war.

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Part 25 - Contract Administration

By the Contractor:

The names of the officials designated by the Contractor to administer this contract are:

Contractual:

Company name:	ERICKSON AIR-CRANE Incorporated
Address:	P.O. Box 3247
USA – Central Point, Oregon 97502
Attn:	Mr. Patrick PILOLLA
Phone:	001 541 664 5544
Fax:	001 541 664 9469
email:	ppilolla@ericksonaircrane.com

Technical matters:

Company name:	ERICKSON AIR-CRANE Incorporated
Address:	5550 SW Macadam Avenue, Suite 200
USA — Portland, Oregon 97239
Attn:	Mr. Jeff ZUILL
Phone:	+61 400867945
Fax:	001 503 473 8540
email:	jzuill@ericksonaircrane.com

By NAMSA:

All correspondence and communications pertaining to contract administration shall be sent to the following:

NATO MAINTENANCE AND SUPPLY AGENCY (NAMSA)

L-8302 CAPELLEN, LUXEMBOURG

Attn:	PP/LA-MMC (Mr. K-H. RUDOLF)
Phone:	(+352) 3063 6963
Fax:	(+352) 3063 4300
email:	khrudolf@namsa.nato.int

For all technical matters, the responsible technical authority is:

NATO MAINTENANCE AND SUPPLY AGENCY (NAMSA)

L-8302 CAPELLEN, LUXEMBOURG

Attn:	LA-MMC (Mr. R. SCHUSTER)
Phone:	(+352) 3063 6871
Fax:.	(+352) 3063 4109
email:	rschuster@namsa.nato.int

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Part 26 - Publicity and Public Relations

1.                            The Contractor shall not make any press release or public statement concerning this contract without the prior written approval of NAMSA.

2.                            The Contractor agrees that, upon request NAMSA may provide copies of the signed contract to officials of NAMSA’s customer nation who are or were directly involved in the procurement of the goods and / or services ordered hereunder.

3.                            The Contractor shall not use the name, emblem or official seal of NAMSA NAMSO or any abbreviation of the name of NAMSA / NAMSO in connection with its business or otherwise, unless prior authorized in writing by NAMSA.

Part 27 - Integrity/ No Bribe

1.                            NAMSA draws the contractors’ attention to the fact that it is strictly forbidden to offer gifts or other advantages to Agency staff members. This also includes any so-called end-of-year gifts, which cannot be considered to be advertising presents.

2.                            If the Agency establishes that this ban has been disregarded, NAMSA may terminate this contract at no cost to NAMSA and your firm may be removed from the Agency’s source file after the Agency has informed the relevant national authorities.

Part 28 - Assignment

NAMSA shall have the right to assign in part or in full to another NATO Subsidiary Body, NATO Agency or any other entity acting on behalf of NATO the rights, obligations, title and interest in and to this Contract. Such assignment will not entitle the contractor to any additional payments or any other consideration. NAMSA will notify such assignment in writing to the Contractor.

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Revised version 20.03.2012

SCOPE OF WORK

REQUIREMENTS FOR THE LEASING OF THREE (3) HEAVY-LIFT
FOREST FIREFIGHTING HELICOPTERS FITTED WITH A TANK
SYSTEM OF A MINIMUM CAPACITY OF 7,000 LITER OF WATER FOR
THE FOREST FIREFIGHTING NEEDS

Athens 01-03-2012

Contents

1.	OBJECTIVE	3
2.	GENERAL	3
3.	HFB REQUIREMENTS	3
3.1.	LEASING CYCLE & BASIC PRINCIPLES	3
3.2.	OPERATIONAL BASES	4
3.3.	CONFIGURATION	6
3.4.	OPERATIONAL PERFORMANCE	6
3.5.	EQUIPMENT	7
3.6.	PERSONNEL REQUIREMENTS — CREW REQUIREMENTS	7
4.	CONTRACTOR’S OBLIGATIONS	9
4.1.	AVAILABILITY	9
4.2.	MAINTENANCE	9
4.3.	OTHER OBLIGATIONS	10
4.4.	FLIGHT SAFETY	11
4.5.	LANGUAGE	12
5.	HFB OBLIGATIONS	12
6.	OPERATIONAL CONTROL	13

1.         OBJECTIVE

1.1.         The objective of this SOW is to define the Hellenic Fire Brigade (HFB) requirements on the leasing of three (3) heavy-lift Forest firefighting helicopters, fitted with a tank system of a minimum capacity of 7,000 liter of water, for the 2012 -2014 Forest firefighting needs. The leasing shall include the means, personnel (cockpit personnel and technicians) and maintenance thereof throughout the leasing cycle. The annual leasing cycle is foreseen for an uninterrupted period of 120 days per helicopter with a possible extension of several weeks.

2.         GENERAL

2.1.         The helicopters shall be the heavy-lift type, fitted with an internal tank system with a minimum firefighting capacity of 7,000 liter of water and an adjusting water dropping mechanism.

2.2.         Helicopter shall also be equipped by a type certificate or an equivalent one, recognized and accepted by the Hellenic Civil Aviation Authority. These helicopters shall satisfy the requirements described in this SOW.

3.         HFB REQUIREMENTS

3.1. LEASING CYCLE & BASIC PRINCIPLES

3.1.1.  The Leasing cycle is defined to be the one hundred and twenty-days (120) period per helicopter.

3.1.2.  The beginning date is expected to be June 5 for two helicopters, and June 20, for one helicopter.

3.1.3.  NAMSA/HFB reserves the right to extend the said cycle for the corresponding periods tip to the year 2016.

3.1.4.  For planning purposes it shall be taken into account a total amount of 190 flying hours per each firefighting season / per helicopter.

3.1.5.  NAMSA/HFB reserves the right to change the initial starting date, subject to informing the contractor at least fifteen (15) days before the starting date.

3.1.6.  In addition to the leasing cycle, NAMSA/HFB reserves the right to extend the leasing cycle, under the same conditions, up to fifteen-day per extension.

3.1.7.  Any cycle extension shall be notified in writing by the NAMSA/HFB to the contractor at least ten (10) working days before expiration of the contractual date in force.

3.1.8.  The contractor shall have to submit all the supporting required documents for the technical assessment of the helicopters and the personnel thereof, as soon as possible and in any case no later than January 15 for the following year.

3.1.9.  One day before starting date, the contractor shall notify HFB on its readiness at the Bases.

3.1.10.  NAMSA/HFB will verify, at the helicopter operation bases, the presence of contractor’s personnel and means for the performance of their contractual obligations regarding the execution of operations.

3.1.11.  NAMSA/HFB reserves the right to check the helicopters tank capacity of the fire fighting water tank, either by performing volume metering or by requesting for a certificate by the tank manufacturer, or by any other approved means or combination thereof.

3.1.12.  NAMSA/HFB may, if necessary, ask the contractor to increase the number of the helicopters provided, determining the required arrival time. The contractor shall make any possible effort to satisfy such a request, especially in cases of emergency or fire catastrophes.

3.1.13.  The increase in the number of helicopters shall be conducted under the cycles and conditions hereof, with regard to the stipulated suitability and equipment testing, before the commencement of any operation, as stipulated in the contract.

3.2. OPERATIONAL BASES

3.2.1.  This SOW defines as a Main Operational Base (MOB) the military or civil airport of the country, where the contractor shall be obliged to install the helicopters and the required maintenance equipment.

3.2.2.  The MOBs, where the helicopters shall operate from during the stipulated “cycle” shall be notified to the contractor at least five (5) days before the start of each cycle.

3.2.3.  HFB reserves the right to alter the MOBs, subject to timely informing the contractor.

3.2.4.  This SOW defines as a Forward Operational Base (FOB) the military or civil airport where the helicopters are ordered to be accommodated during night hours.

3.2.5.  As the re-stationing is considered when helicopters perform one (1) to five (5) overnight stays to another airport other than the MOB, for operational purposes.

3.2.6.  Re-stationing is performed under the orders of the 199 F.B.C.C./F.F.C.C.(1) Operations Center to the “liaison” at least twelve (12) hours before and in case of an operation within the re-stationing area, at least three (3) hours before termination of operational availability.

3.2.7.  While helicopters are re-stationing all additional cost will be reimbursed at actual costs supported to the satisfaction of the NAMSA Contracting Officer

3.2.8.  Not all bases will be equipped with the necessary fuel that may be used for helicopters’ refueling. To this end, the Captain of each helicopter, before every take-off, shall ask for directions from the 199 F.B.C.C./F.F.C.C. regarding the specific base of its next refueling. The base will be equipped with a proper refueling system.

3.2.9.  The 199 F.B.C.C./F.F.C.C. shall be responsible to inform the crew of each helicopter on the base of the next refueling as well as to timely notify the base officials in order for the latter to prepare the base.

3.2.10.  HFB reserves the right, if necessary, to change the MOB. Such change shall be notified at least three (3) days in advance. Such flight time shall be regarded as operational flight time.

3.2.11.  In case a change of the MOB is performed upon the contractor’s request, the fuels spent shall be charged on the latter and the flight time shall not be included in the operational flight time.

3.2.12.  The 199 F.B.C.C./F.F.C.C. may, when special operational needs arise (i.e. high fire risk level) or during aerial firefighting operations, demand the stay of a helicopter at an open-air area (not-prepared area), only during daytime, as during night hours, the helicopters shall be accommodated in an organized airport for maintenance purposes. As long as all safety requirements are met and the HCAA has provided the respective approval, the contractor is obliged to fulfill the aforementioned operational request.

3.2.13.  In each MOB/FOB, either Civil or Military organized Greek airport, the helicopters may be refueled, upon a respective order by the 199 F.B.C.C./F.F.C.C. and a timely notice to the flight crew.

3.2.14.  In general, the refueling procedure is performed under the care of 199 F.B.C.C/F.F.C.C, in the presence of a HFB’s representative.

3.2.15.  Any requirements on consumables, lubricants included, shall be covered under the contractor’s responsibility.

(1) Fire Brigade’s Coordination Centre (F.B.C.C)/Forest Fire Coordination Centre (F.F.C.C)

3.3. CONFIGURATION

3.3.1. Each helicopter shall be able, under ambient conditions (I.S.A. & Sea Level), to follow the configurations bellow:

3.3.1.1       A certified system of fitted tanks for aerial firefighting of a minimum capacity of 7,000 liter of water, including an adjustable water and foam dropping mechanism and an arrangement for water pulling from external sources.

3.3.1.2 Suitable certified mechanisms for water pulling from lakes, ponds and the sea, the alternation of which (mechanisms) shall be performed during the operation, without the helicopters being required to return to their MOB or FOB. In case of configuration change during an operation, the helicopter shall land on the nearest safe field, leaving up to ten (10) minutes for the change in its water pulling mechanism.

3.4. OPERATIONAL PERFORMANCE

3.4.1. Each helicopter, in order to accomplish the objective of its leasing, shall be characterized by the following specifications:

3.4.1.1 Operational ceiling of at least 10,000 (ft);

3.4.1.2 A range of at least 200 nautical miles, according to the configuration described in paragraph 3,3 and under I.S.A. conditions (-1013 HPA, +15°C) and S.L. (sea level);

3.4.1.3 Endurance at least two (2) hours, according to the configuration described in paragraph 3.3 and under I.S.A. conditions (-1013 HPA, +15°C) and S.L. with a fuel reserve for a twenty-minute (20’) flight, under the aforementioned conditions;

3.4.1.4 Ability to take-off and operate at +45°C and additionally under wind conditions up to 30 knots;

3.4.1.5 Each helicopter shall be maintained and preserve its airworthiness according to the manufacturer’s directions and Chapter 6, part 3, Annex 6 of I.C.A.O;

3.4.1.6 Each helicopter shall be accompanied by an airworthiness certificate, issued by the country of its registration, according to Annex 8 of I.C.A.O;

3.4.1.7 Each helicopter shall operate according to Doc 9408 of I.C.A.O;

3.4.1.8 Each helicopter shall be able to start without the external source of energy.

3.5. EQUIPMENT

3.5.1. Each helicopter, in order to perform the aforementioned operations, shall be equipped with the following:

3.5.1.1.                         G.P.S.;

3.5.1.2.                         Two (2) barometric altimeters (one mandatory displaying in ft);

3.5.1.3.                         Stipulated communication systems, plus (1) VHM/FM radio (146-174 MHZ), for the communication with the ground units. Dedicated channels will be 14 (151,050MHZ), 15(170,100MHZ), and 16 (170,250MHZ).

3.5.1.4.                         An ELT (Emergency Locator Transmitter), automatically activated in case of collision and contact with water;

3.5.1.5.                         Adequate fire extinguishers;

3.5.1.6.                         First Aid kit;

3.5.1.7.                         Radar Altimeter (RALT ) displaying in feet (ft);

3.5.1.8.                         Mode C transponder;

3.6. PERSONNEL REQUIREMENTS — CREW REQUIREMENTS

3.6.1. All crew members must fulfill the required skills and their license for the performance of the necessary operations, as per I.C.A.O, Annex 1, Chapter 2, shall be valid.

MINIMUM EXPERIENCE OF HELICOPTER OPERATORS

REAL FLIGHT HOURS
Pilot
Flight hours in a helicopter	2,000
Flight hours in this type of helicopter	500
Aerial fire fighting flight hours with the offered helicopter type	300
Co Pilot
Flight hours in a helicopter	400
Flight hours in this type of helicopter	100

3.6.2. All maintenance crew members shall be properly qualified and their license, as per I.C.A.O, Annex 1, Chapter 4, shall be valid.

3.6.3. All crews shall have a health certificate, according to I.C.A.O, Annex 1, Chapter 6.

3.6.4. At least one pilot per crew shall have a good knowledge of English and have significant experience in English terminology of air navigation.

3.6.5. Each helicopter shall be staffed with the necessary crews in order to respond to the required availability.

3.6.6. Each helicopter crew shall act in accordance with the applicable provisions (Safety Regulations, International Organizations, etc.).

3.6.7. All personnel members shall be properly dressed corporate identity uniforms, according to the regulations in force, throughout the operations and within the base areas.

3.6.8. Captain’s experience in aerial firefighting shall be certified by the Air Operator or other official documents.

3.6.9. HFB and the contractor may ask for the replacement of crew members or ground personnel with other persons of equivalent experience, throughout the contractual cycle.

3.6.10. HFB reserves the right to assess the effectiveness of helicopter operators in aerial firefighting, throughout the contractual cycle.

3.6.11. The following mandatory data shall be provided for all crew members whom the contractor intends to use for the performance of the contract. In case personnel members are changed during the contractual cycle, a respective data shall be provided.

Full name

Nationality

Passport no.

Crew position

Date of last license check

Total flight hours

Total flight hours in a helicopter

Total flight hours in this type of helicopter

Total aerial firefighting hours

3.6.12. The following mandatory data shall be provided for all the remaining members of the team, supporting the helicopters to be leased.

Full name

Nationality

Passport no.

Crew position - Duties

4. CONTRACTOR’S OBLIGATIONS

4.1. AVAILABILITY

4.1.1. Operational Availability Time: the time from dawn (30 minutes before sunrise) up to the last light of each day (30 minutes after sunset) seven (7) days a week. The contractor is responsible for providing sufficient qualified personnel to ensure the ability to meet this requirement.

4.1.2. Operational Flight Time: the time expressed in hours and minutes between a take-off, i.e. the Captain’s statement on his preparedness to take-off and then, the Captain’s statement on helicopter’s landing, i.e. landing and operation in the prescribed area, for the performance of a mission, refueling or re-stationing purposes, as certified by the Airport Traffic Control.

4.1.3. Operational Readiness Time: the time from the moment when the 199 F.B.C.C./F.F.C.C. gives an order for the execution of a specific mission, refueling or re-stationing up to the moment when the helicopter is ready to take-off in full operational preparedness. Operational Readiness shall apply during daytime, from dawn to the last light of the day. The operational take-off readiness time shall not exceed twenty (20) minutes from dawn to the last light of the day.

4.1.4. Aborting of an Operational Mission: the failure to perform a take-off order for the execution of a mission within Operational Readiness time or the grounding statement within Operational Flight time. As a result Operational Flight time shall be paused and be reported (start / end) to 199 F.B.C.C./F.F.C.C.

4.1.5. HFB has the right to examine the validity of grounding invocation, either referring to an unscheduled or to a scheduled maintenance.

4.2. MAINTENANCE

4.2.1. Each leased helicopter shall be accompanied by properly authorized maintenance personnel and ground support technicians for the aircraft and its engines, as well as with all the necessary instruments, testing devices and collections of spare parts for safeguarding reliability and availability for the support of each helicopter during the stipulated “lease period”, with a view to achieve the helicopter’s required reliability and availability.

4.2.2. The contractor shall take all necessary measures and organize all levels of helicopter maintenance so that, during the stipulated “lease period” to safeguard their full operational preparedness.

4.2.3. To this end, all stipulated maintenance levels for helicopters shall be performed under the contractor’s responsibility during night hours. In the last case, the required permit for the performance of maintenance during days of low fire risk shall be provided by the 199 F.B.C.C./F.F.C.C. for a specific time period.

4.2.4. With a view to safeguard reliability and availability, the contractor shall replace a helicopter with another, of the same type, under the cycles and conditions hereof, upon a justified replacement request to NAMSA/HFB. Any extra-contractual helicopters, to be used for the objectives of this paragraph, shall move, park and be maintained on the contractor’s expenses and liability.

4.2.5. The transfer of the helicopters, testing devices and other collections of spare parts to the Base, after their stipulated customs clearance, as well as their departure after contract expiration, shall be borne by the contractor. However, the HFB may provide any assistance requested.

4.2.6. In the event that one of the helicopters operates in an incident outside its MOB and is in need of night maintenance, such maintenance may be performed in any other base where a helicopter of the same type and same contractor is stationed, without such helicopter having to return to its initial base, provided, of course, that the helicopter has to remain in the operational area for the following day.

4.2.7. During the inspections performed in Greece, the contractor shall endeavor to ensure the conclusion of a letter of agreement, between the CAA of the air operator’s country and the Hellenic Civil Aviation Authority, in order for the former to assign the latter with the air operator’s inspection powers for flight services provided in Greece, under this leasing. In case this is impossible, the contractor shall request, on its own expenses, for an inspector by the CAA of air operator’s country.

4.3. OTHER OBLIGATIONS

4.3.1. During the leasing period, the contractor shall, on its own responsibility and exclusively on its own expenses, submit an application for the performance of at least one control/inspection by the Hellenic Civil Aviation Authority (HCAA), as long as there is a related letter of agreement (par. 4.2.7.) or otherwise, by an authorized body of the Civil Aviation Authority (CAA) of the air operator’s country and the maintenance organization, upon completion of 50% of the basic cycle. The inspection results shall be compulsorily communicated to the HCAA and NAMSA/ HFB.

4.3.2. The contractor is responsible at no additional cost to NAMSA or the customer for providing all accommodation, telephone communications, meals and subsistence of the personnel provided under this contract.

4.3.3. The contractor is responsible at no additional cost to NAMSA or the customer for the acquisition of any necessary work permits for the personnel, who shall meet all legal conditions for working in Greece.

4.3.4. The contractor is responsible at no additional cost to NAMSA or the customer for the acquisition of all necessary flight licenses for the operations described herein, based on this configuration, as well as the acquisition of all necessary suitability licenses for the crews and the technicians involved, throughout the contractual period, provided that the HCAA grants such kind of licenses.

4.3.5. The context of missions and the outcomes of daily operations of crew transferring and Forest firefighting, throughout the contractual period, shall be treated as CONFIDENTIAL.

4.3.6. Upon an order or written permission by the HFB, photo shooting, video recording or imaging — by any means — of the area where the incidents occurred is possible excluding any facilities where image acquisition is prohibited, such as military facilities, during operations for Service information, educational purposes, etc.

4.3.7. The contractor shall ensure communication (radio — telephone) with the 199 F.B.C.C./F.F.C.C. and the firefighting coordinators, by installing a suitable communication system in the helicopters.

4.3.8. The contractor is obliged three (3) days before the arrival of helicopters, its spare parts and collections in Greece, to inform in writing the NAMSA/HFB for the specific date and place of arrival. The procedures of custom clearance are under the contractor’s responsibility. Payment of any fees and duties, including landing, take-off and parking fees that may be charged for the purposes of this contract, shall burden the HFB.

4.4. FLIGHT SAFETY

4.4.1. Contractor is exclusively responsible for flight safety.

4.4.2. Throughout the contract cycle, helicopter crews must comply with the relevant local Air Traffic Regulations and other instructions given by the HCAA.

4.4.3. Each helicopter shall be used for the purposes it is certified for and only within the areas that fall under the control and responsibility of the Hellenic Republic.

4.4.4. In cases that a helicopter is necessary, for the execution of a mission outside the Greek territory, then, upon a decision of the HFB Chief and the contractor’s approval fully coordinated with NAMSA, such helicopter may participate in an operation outside the Greek territory, under the same cycles and conditions provided in this SOW.

4.4.5. Use and operation of a helicopter for each mission shall always fall under its captain’s exclusive liability, taking always under consideration the operational limits of the helicopter, weather conditions and the general safety requirements of flights.

4.4.6. The contractor is obliged to accept any inspection which will take place from the HCAA in order to ensure flight safety, including immediate termination of the helicopter’s or the air operator’s flights.

4.5. LANGUAGE

4.5.1. The language of communication with the 199 F.B.C.C./F.F.C.C. and the Field Operation Officer in charge shall be the Greek language.

4.5.2. Therefore, the contractor shall provide, at least one (1) crew member — “interpreter” per helicopter who is able to speak fluently Greek and who will communicate with the 199 F.B.C.C./F.F.C.C. and the Field Operation Officer in charge.

4.5.3. The contractor shall appoint one (1) Greek-speaking person, as a “liaison”, through whom all necessary communications with the HFB/199 F.B.C.C./F.F.C.C. shall be performed on a 24 hours basis.

4.5.4. NAMSA/the HFB reserves the right to ask for the replacement of the “interpreter” or the “liaison” in case of failure to properly perform his duties. The contractor shall replace him immediately. A similar replacement may be performed upon the contractor’s request and its respective approval by NAMSA/ HFB. The reasons of replacement shall be justified to the contractor through NAMSA/the HFB.

4.5.5. The HFB will, before the contractual period, run a training seminar for interpreters, as referred to in the previous paragraph, in duration one (1) to three (3) days.

4.5.6. As a mandatory required document, the professional CV shall be provided for each person, supporting the helicopters as an “interpreter” and the “liaison” as well as their replacements. Knowledge and experience must be demonstrated in the CV.

5. HFB OBLIGATIONS

5.1. The HFB shall undertake the following:

5.1.1. Providing access, when required, to a safe place for each helicopter, where the performance of maintenance may take place on a twenty four (24) hour basis.

5.1.2. Providing space for the installation of:

5.1.2.1.     a moving shed (caravan) for personnel accommodation;

5.1.2.2.     a container for the storage of spare parts and testing devices;

Note: upon contract termination, the contractor shall immediately remove (within two days) the above mentioned equipment and material (par. 5.1.2.1 & 5.1.2.2) from the Base of Operation.

5.2. Provision and supply with the necessary fuels. The fuels will be borne by the HFB, with the exception of the helicopters moving upon the contractor’s request, the initial installation flights, flight crews maintenance, test flights, etc.

6. OPERATIONAL CONTROL

6.1. The overall planning but also the daily and mission planning of operations shall be performed by the HFB (199 F.B.C.C./F.F.C.C.) ,which will cooperate with the contractor for this purpose. Consultations and orders shall be transmitted via the 199 F.B.C.C./F.F.C.C. to all the Helicopter Crew Chiefs through the “liaison”.

6.2. Each helicopter shall operate according to the provisions of HFB decision 29327 F. 702.19 / 14-7-2011 with the subject “Aerial Means management of 2011 aerial firefighting”. Details can be provided during the Bidders’ conference.

6.3. The 199 F.B.C.C./F.F.C.C. will be responsible, among others, for the following:

6.3.1. monitoring and recording, on a daily basis, of the flight hours of each helicopter;

6.3.2. monitoring and recording, on a daily basis, the total amount of hours of the cases of aborting each helicopter’s mission;

6.3.3. monitoring and recording, on a daily basis, of the total amount of hours that the helicopter lies on the ground due to damage or unscheduled maintenance;

6.3.4. The monitoring and recording, on a daily basis, of any re-stationing ordered and performed.

The above mentioned data, being kept in the files of the 199 F.B.C.C./F.F.C.C., must be countersigned by the “liaison”, within a time frame to be defined by the competent body of the HFB. Any objections to these data can be raised within this period of time. After the expiry of this period of time, no data can be disputed.

Contract : 4600002272	PF0/1050026225/01/000

GENERAL PROVISIONS FOR FIXED-PRICE CONTRACTS
(SERVICES)

(22 March 2012)

Clause I - DEFINITIONS

As used throughout this contract the following terms shall have the meaning set forth below:

1.1         The term “NAMSA” means “NATO Maintenance and Supply Agency”, L - 8302 Capellen, Grand Duchy of Luxembourg.

1.2         All correspondence and contacts concerning contracts for services shall be with the Contracting Officer/buyer unless otherwise directed.

1.3         The term “NAMSO Member State” means a member state of the NATO Maintenance and Supply Organization (NAMSO).

1.4         The term “Customer Country” means that particular NAMSO member state for which NAMSA is obtaining the services called for under this contract, or a part thereof.

1.5         The term “Contractor” means the party who has entered into this contract with NAMSA.

1.6              The term “Contract” means the contractual instrument to which these General Provisions apply.

1.7         The term “Subcontract” means, except as otherwise provided in this contract, any agreement, contract or subcontract made by the Contractor with any other party in fulfilment of any part of this contract, and any agreement, contract or subcontract thereunder.

Clause 2 - CHANGES

2.1         Except as otherwise provided in this contract, NAMSA may at any time, within the general scope of this contract, by a written order make changes in any one or more of the following:

2.1.1     specifications, or make additions thereto, issue additional instructions, require modified or additional services, within the scope of this contract; or change the amount of NAMSA furnished property;

2.1.2     marking, method of shipment or packing;

2.1.3     place of delivery; and

2.1.4     place of inspection and acceptance.

2.2         if any such change causes an Increase or decrease In the cost of, or the time required for, the performance of this contract or of any part of the work under this contract, whether changed or not changed by any such order, an equitable adjustment shall be made and the contract shall be modified in writing accordingly. Any claim by the Contractor for adjustment under this Clause must be asserted within thirty (30) days from the date of receipt by the Contractor of the notification of change, provided, however, that NAMSA, if it decides that the facts justify such action may receive and act upon any such claim asserted at any time prior to final payment under this contract. Failure to agree to any adjustment shall be considered a dispute within the meaning of the Clause entitled “Disputes” in these General Provisions, Pending arbitration the Contractor shall proceed with the contract as changed, without delay.

2.3         Where the cost of property made obsolete or excess as a result of a change is included in the Contractor’s claim for adjustment, NAMSA shall have the right to prescribe the manner of disposition of such property.

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2.4         Any other change in the terms of this contract, including but not limited to, changes in price, quantity, delivery schedules, or performance schedules, may be made only by agreement in writing executed by both parties.

Clause 3 -ASSIGNMENT

Except as otherwise provided in this contract, this contract shall not be assignable by the Contractor or operation of law without the prior approval of NAMSA in writing. No such assignment shall become effective until the assignee has received written approval from NAMSA. Any request for such approval shall be accompanied by a true copy of the Intended instrument of assignment NAMSA will not unreasonably withhold any such approval of assignment.

NAMSA shall have the right to assign in part or in full to another NATO Subsidiary Body, NATO Agency or any other entity acting on behalf of NATO the rights, obligations, title and interest in and to this Contract Such assignment will not entitle the contractor to any additional payments or any other consideration. NAMSA will notify such assignment in writing to the Contractor.

Clause 4 - PATENT INDEMNITY

Except as otherwise provided in this contract, the Contractor agrees to assume all liability for the Infringement, If any, of patents in force in the countries where the services will be performed under this contract and in other countries where the patents are in force; and will be responsible for obtaining any patent licenses necessary for the performance of this contract and for making any other arrangements required to protect NAMSA from any liability for patent infringement in said countries. The Contractor will notify NAMSA of any claim of which it has knowledge, or may be notified, of patent Infringement pertaining thereto.

Clause 5 - SECURITY

If any plans, specifications or other similar documents relating to the contract or the performance of same are marked “Cosmic Top Secret”, “NATO Secret”, “NATO Confidential”, or “NATO Restricted”, the Contractor shall safeguard NATO security by:

5.1         ensuring that no such document is accessible to any person not entitled to knowledge of such document;

5.2         complying with the national security regulations currently in force in its country;

5.3         complying with any special NATO or NAMSA security regulations which may be supplied by NAMSA.

Clause 6 - IMPORT AND EXPORT FORMALITIES

The Contractor shall be responsible for compliance with all applicable national import and export customs regulations and formalities, including payment of fees incident thereto and the posting of a customs bond, if required, and further, including all required licenses, customs declarations and other documentation, concerning the entry to and the exit from the Contractor’s facility, including delivery to final destination, of all items or materiel pertinent to the Contractor’s performance under this contract except as otherwise provided herein.

Clause 7 - TAXES AND DUTIES

7.1       NAMSA, as a subsidiary body of NATO is, by application of the Ottawa Agreement, dated 20 September 1951, exempt from all taxes and duties.

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7.2         Services sold to or through NAMSA are to be considered as exports. Consequently, the Contractor is responsible for obtaining any documentation required to permit NAMSA and its customers to benefit from the fiscal regime applicable to exports.

7.3         However, If the Contractor is compelled by application of any governmental law or regulation to pay any readily identifiable tax or duty in relation to this contract, he will indicate such tax or duty as a separate item of cost on his invoice(s). Any such tax or duty shall be fully identified by reference to the governmental law or regulation pursuant to which such tax or duty is enforced.

7.4         Following payment by NAMSA of the amount(s) for taxes and/or duties pursuant to paragraph 7.3 above, should the Contractor receive a rebate or rebates, of any part or all of the said amount(s) so paid by NAMSA, the Contractor shall notify NAMSA promptly and the amount(s) of such rebate(s) shall be credited or paid over by the Contractor to NAMSA at NAMSA’s option. The Contractor shall take any action that could be reasonably required in order to obtain such rebate(s) whenever he is aware of the possibility of obtaining it (them).

7.5         The submission of an Invoice for taxes and/or duties under the provisions of this Clause shall constitute the Contractor’s guarantee that such taxes have or will be paid. If for any reason, the taxes and/or duties are not paid, they shall be refunded in full with any interest earned while the funds for such payment(s) were held by the Contractor.

NOTE: If the contract Is to be performed in Luxembourg, the foregoing clause is to be made inapplicable to the contract by mention to that effect In the Terms and Conditions and the following clause added in lieu thereof:

“Taxes and Duties

The Agreement between NAMSA and the Government of Luxembourg, dated 19 June 1968, entitled ‘Agreement regarding exemption from taxes, duties and rates granted to NAMSO by the Luxembourg Authorities’ is applicable to this contract and is made a part hereof by reference.”

Clause 8 - SPECIAL AREAS

8.1         Except as otherwise provided in this contract, the Contractor shall not acquire for use in the performance of this contract any materiel and/or services originating from sources in countries which are:

8.1.1     subject to a formal trade embargo to be observed by NATO.:

8.1.2     known to disregard international trade conventions in respect of copyright;

8.1.3     under communist control:

- China (PRC)

- Cuba

- Laos

- North Korea

- Vietnam.

8.2         Except as otherwise provided in this contract, the Contractor agrees to insert the provisions of this clause in subcontracts hereunder.

Clause 9 - WARRANTY

9.1         Contractor hereby guarantees that he will perform all services under this contract in a good and workmanlike manner, in accordance with any technical orders or other instructions as specified in

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this contract and that the items on which the work is performed will be guaranteed for the period of time specified in the contract.

9.2         If Contractor supplies any spare parts hereunder, unless otherwise specified in this contract such items shall be unused and in new condition, of the latest production, and conform to the latest applicable specifications, drawings, and other descriptions, if any, of appropriate military and/or civilian agencies, and, if any, of the Contractor and shall be free from defects in material, design and/or workmanship.

9.3         If any equipment incident to services or component thereof to which this guarantee applies, falls to provide such service due to defective services of the Contractor or defective spare parts furnished by the Contractor, the Contractor agrees either to repair the equipment or component, at its own expense, including any transportation costs, or reach an agreement with NAMSA for an equitable settlement. The Contractor shall undertake, if he chooses to carry out the repair work, to grant the same guarantee for the repaired equipment as was applied to the original equipment. Failure to reach such an agreement shall be a dispute within the meaning of the clause entitled “Disputes” in these General Provisions.

Clause 10 - DEFAULT

If the Contractor fails to perform the services within the time specified, becomes bankrupt, or otherwise fails to comply with his obligations under this contract, NAMSA may by written Notice of Default to the Contractor terminate the whole or any part of this contract at no cost to NAMSA. Thereafter, NAMSA may procure or otherwise obtain the services so terminated, and the Contractor shall be liable for any damages and/or extra costs incurred by NAMSA and/or its customer(s) as a direct consequence of the Contractor’s failure to comply with his obligations under this contract, unless Contractor’s failure to perform is due to causes beyond his control and without his fault or negligence. The Contractor shall continue to perform under this contract to the extent not terminated hereunder.

Clause 11 - TERMINATION FOR CONVENIENCE OF NAMSA

In the event NAMSA determines that services ordered hereunder are no longer required, the Contractor agrees to cease Its work hereunder and cancel any subcontracts hereunder and will use its best endeavours to effect such stoppage and/or cancellation on terms as favourable to NAMSA as can be granted or obtained, or as may be more fully set forth in this contract.

Clause 12 - NAMSA FURNISHED PROPERTY

12.1      It is the policy of NAMSA that the Contractor shall furnish all property, including spare parts, necessary for the successful and timely performance of the services required under its maintenance contracts. Therefore, the following provisions are applicable to this contract only if NAMSA furnishes NAMSA property to the Contractor for his use in the performance of this contract, or requires the Contractor to acquire property, to which NAMSA will assume title, for such use.

12.2      NAMSA Furnished Property

NAMSA shall deliver to the Contractor, for use in connection with and under the terms of this contract, the property described as NAMSA furnished property in the contract, together with such related data and information as the Contractor may request and as may reasonably be required for the intended use of such property (hereinafter referred to as “NAMSA furnished property”). The delivery or performance dates for the materiel or services to be furnished by the Contractor under this contract are based upon the expectation that MAMSA furnished property suitable for use will be delivered to the Contractor at the times stated in the contract, or, if not so slated, in sufficient time to enable the Contractor to meet such delivery or performance dates. In the event that NAMSA furnished property is not delivered to the Contractor by such time or times, NAMSA shall, upon timely written request made by the Contractor, make a determination of the delay, if any, occasioned the Contractor hereby, and shall equitably adjust the delivery or performance dates or the contract price, or both, and any other contractual provision affected by

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any such delay, in accordance with the procedures provided for in the clause of this contract entitled “Changes”. In the event NAMSA furnished property is received by the Contractor in a condition not suitable for the Intended use the Contractor shall, upon receipt thereof, notify NAMSA of such fact and, as directed by NAMSA, either (i) return such property at the NAMSA expense or otherwise dispose of the property, or (ii) effect repairs or modifications. Upon the completion of (I) or (II) above, NAMSA upon written request of the Contractor shall equitably adjust the delivery or performance dates or the contract price, or both, and any other contractual provision affected by the rejection or disposition, or the repair or modification, in accordance with the procedures provided for in the clause of this contract entitled “Changes’. The foregoing provisions for adjustment are exclusive and NAMSA shall not be liable for breach of contract by reason of any delay in delivery of NAMSA furnished property or delivery of such property in a condition not suitable for its intended use.

12.3                        Changes in NAMSA Furnished Property

12.3.1              By notice in writing, NAMSA may (i) decrease the property provided or to he provided by NAMSA under this contract, or (ii) substitute other NAMSA property for property to be provided by NAMSA, or to be acquired by the Contractor for NAMSA under this contract. The Contractor shall promptly take such actions as NAMSA may direct with respect to the removal and shipment of property covered by such notice.

12.3.2              In the event of any decrease in or substitution of property pursuant to paragraph 12.3.1 above, or any withdrawal of authority to use property provided under any other contract, which property NAMSA had agreed in the contract to make available for the performance of this contract, NAMSA, upon the written request of the Contractor (or, if the substitution of property causes a decrease in the cost of performance, on his own initiative), shall equitably adjust such contractual provisions as may be affected by the decrease, substitution or withdrawal, in accordance with the procedures provided for in the “Changes” clause of this contract.

12.4                        Title

12.4.1              Title to all property furnished by NAMSA shall remain in NAMSA. In order to define the obligations of the parties under this clause, title to each item of facilities, special test equipment, and special tooling acquired by the Contractor for NAMSA pursuant to this contract shall pass to and vest in NAMSA when it has been fully paid for by NAMSA either through amortization under this contract or otherwise.

12.4.2              All NAMSA furnished property, together with all property acquired by the Contractor title to which vests in NAMSA under this paragraph, is subject to the provisions of this clause and is hereinafter collectively referred to as “NAMSA property”. Title to NAMSA property shall not be affected by the incorporation or attachment thereof to any property owned or leased by the Contractor, nor shall such NAMSA property or any part thereof be or become a fixture or lose its identity as a personality by reason of allocation to any realty. For the purposes of this clause, It shall be assumed that title to property furnished under this contract is vested in NAMSA even though it may, in actuality, be owned by one or more NAMSA customers or NATO member countries.

12.5                        Property Administration

The Contractor shall comply with the provisions of this contract identified as “Property Administration”.

12.6                        Use of NAMSA Property

NAMSA property shall, unless otherwise provided herein or approved by NAMSA be used only for the performance of this contract.

12.7                        Utilization, Maintenance and Repair of NAMSA Property

The Contractor shall maintain and administer, in accordance with sound industrial practice, and in accordance with any other applicable provision as may be specified in the contract, a program for the utilization, maintenance, repair, protection and preservation of NAMSA property, until

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disposed of by the Contractor, in accordance with this clause.  In the event that any damage occurs to NAMSA property the risk of which had been assumed by NAMSA under this contract, NAMSA shall replace such items or the Contractor shall make such repair of the property as NAMSA directs; provided, however, that if the Contractor cannot effect such repair within the time required, the Contractor shall dispose of such property in the manner directed by NAMSA. The contract price includes no compensation to the Contractor for the performance of any repair or replacement for which NAMSA is responsible and an equitable adjustment will be made in any contractual provisions affected by such repair or replacement of NAMSA property made at the direction of NAMSA, in accordance with the procedures provided for In the “Changes” clause of this contract. Any repair or replacement for which the Contractor is responsible under the provisions of this contract shall be accomplished by the Contractor at his own expense.

12.8                        Risk of Loss

12.8.1              Except for losses, destruction or damage resulting from a failure of the Contractor due to willful misconduct or lack of good faith of any of the Contractor’s managerial personnel as defined herein, to maintain and administer the program for the maintenance, repair, protection and preservation of NAMSA property as required by paragraph 12.7 hereof, and except as specifically provided in this contract, the Contractor shall not be liable for loss or destruction or damage to the NAMSA property provided under this contract:

12.8.1.1                            caused by any peril while the property is in transit off the Contractor’s premises; or

12.8.1.2                            caused by any of the following perils while the property is on the Contractor’s or subcontractor’s premises or on any premises where such property may properly be located, or by removal therefrom because of any of the following perils, called “excepted perils”;

•                                          fire, lightning, windstorm, cyclone, tornado, hails; explosion; riot, riot attending a strike, civil commotion; vandalism and malicious mischief; sabotage; aircraft or objects falling therefrom; vehicles running on land or tracks; excluding vehicles owned or operated by the Contractor or any agent or employee of the Contractor, smoke; sprinkler leakage; earthquake or volcanic eruption; flood, meaning thereby rising of a body of water; nuclear reaction, nuclear radiation or radioactive contamination; hostile or warlike action, Including action in hindering, combating, or defending against an actual, impending or expected attack by any government or sovereign power (de jure or de facto), or by any authority using military, naval, or air forces; or by an agent of any such government, power, authority or forces; or,

•                                          other peril, of a type not listed above, as may be specified in the contract.

12.8.2              If the Contractor transfers NAMSA property to the possession and control of a subcontractor, the transfer shall not affect the liability of the Contractor for loss or destruction of or damage to the property as set forth above. However, the Contractor shall require the subcontractor to assume the risk of, and be responsible for, any loss or destruction of or damage to the property while in the latter’s possession or control, except to the extent that the subcontract, with the prior approval of NAMSA, provides for the relief of the subcontractor from such liability. In the absence of such approval, the subcontract shall contain appropriate provisions requiring the return of all NAMSA property in as good condition as when received, except for reasonable wear and tear or for the utilization of the property in accordance with the provisions of the prime contract.

12.8.3              The term “Contractor’s managerial personnel” as used herein means the Contractor’s directors, officers and any of his managers, superintendents, or other equivalent representatives who have supervision or direction of:

•                                          all or substantially all of the Contractor’s business;

•                                          all or substantially all of the Contractor’s operation at any one plant or separate location at which the contract is being performed;

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•                                          a separate and complete major industrial operation in connection with the performance of this contract.

12.8.4              The Contractor represents that he is not including in the price hereunder, and agrees that he will not hereafter include in any price to NAMSA, any charge or reserve for insurance (including any self insurance funds or reserve) covering loss or destruction of or damage to the NAMSA property caused by any excepted peril.

12.8.5              Upon the happening of loss or destruction of or damage to any NAMSA property caused by an excepted peril, the Contractor shall notify NAMSA thereof and shall take all reasonable steps to protect the NAMSA property from further damage, separate the damaged and undamaged NAMSA property, put all the NAMSA property in the best possible order, and furnish to NAMSA a statement of:

•                                          the lost, destroyed and damaged NAMSA property;

•                                          the time and origin of the loss, destruction, or damage;

•                                          all known interests in commingled property of which the NAMSA property is a part; and

•                                          the insurance, If any, covering any part of or Interest in such commingled property.

12.8.6              The Contractor shall be entitled to an equitable adjustment in the contract price for the expenditures made by him in performing his obligations under this subparagraph 12.8.5 in accordance with the procedures provided for in the “Changes” clause of this contract.

12.8.7              With the approval of NAMSA after loss or destruction of or damage to NAMSA property, and subject to such conditions and limitations as may be Imposed by NAMSA, the Contractor may, In order to minimize the loss to NAMSA or in order to permit resumption of business or the like, sell for the account of NAMSA any item of NAMSA property which has been damaged beyond practicable repair, or which is so commingled or combined with property of others, including the Contractor’s, that separation is impracticable.

12.8.8              Except to the extent of any loss or destruction of or damage to NAMSA property for which the Contractor is relieved of liability under the foregoing provisions of this clause, and except for reasonable wear and tear or depreciation, or the utilization of the NAMSA property in accordance with the provisions of this contract, the Contractor assumes the risk of, and shall be responsible for, any loss or destruction of or damage to NAMSA property, and such property (other than that which is permitted to be sold) shall be returned to NAMSA in as good condition as when received by the Contractor in connection with this contract, or as repaired under paragraph 12.7 above.

12.8.9              In the event the Contractor is reimbursed or compensated for any loss or destruction of or damage to the NAMSA property, caused by an excepted peril, he shall equitably reimburse NAMSA. The Contractor shall do nothing to prejudice NAMSA’s rights to recover against third parties for any such loss, destruction or damage and, upon the request of NAMSA, shall at NAMSA’s expense, furnish to NAMSA all reasonable assistance and cooperation (including the prosecution of suit and the execution of instruments of assignment in favour of NAMSA) in obtaining recovery. In addition, where a subcontractor has not been relieved from liability for any loss or destruction of or damage to NAMSA property, the Contractor shall enforce the liability of the subcontractor for such loss or destruction of or damage to the NAMSA property, for the benefit of NAMSA.

12.9                        Access

NAMSA and any person designated by it, shall at all reasonable times have access to the premises wherein any NAMSA property is located, for the purpose of inspecting the NAMSA property.

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12.10                 Final Accounting and Disposition of NAMSA Property

Upon the completion of this contract, or at such earlier dates as may be fixed by NAMSA, the Contractor shall submit, In a form acceptable to NAMSA inventory schedules covering all items of NAMSA property not consumed in the performance of this contract (including any resultant scrap) or not theretofore delivered to NAMSA, and shall prepare for shipment, deliver f.o.b. origin, or dispose of the NAMSA property, as may be directed or authorized by NAMSA. The net proceeds of any such disposal shall be credited to the contract price or shall be paid in such other manner as NAMSA may direct.

12.11                 Restoration of Contractor’s Premises and Abandonment

Unless otherwise provided herein, NAMSA:

12.11.1                               may abandon any NAMSA property in place, and thereupon all obligations of NAMSA regarding such abandoned property shall cease; and

12.11.2                               has no obligation to the Contractor with regard to restoration or rehabilitation of the Contractor’s premises, neither in case of abandonment of property, disposition thereof on completion of need of the Contractor, nor otherwise, except for restoration or rehabilitation costs which are properly Included In an equitable adjustment under paragraph 12.8.5 above.

12.12                 Communications

All communications issued pursuant to this clause shall be in writing.

Clause 13 - DISPUTES

13.1                        Any dispute arising out of this contract shall be settled by arbitration.

13.2                        The party instituting the arbitration proceedings shall advise the other party by registered letter, with official notice of delivery, of his desire to have recourse to arbitration. Within a period of thirty days from the date of receipt of this letter, the parties shall jointly appoint an arbitrator. In the event of failure to appoint an arbitrator, the dispute or disputes shall be submitted to an Arbitration Tribunal consisting of three arbitrators, one being appointed by NAMSA, another by the other contracting party, and the third, who shall act as President of the Tribunal, by these two arbitrators. Should one of the parties fail to appoint an arbitrator during the fifteen days following the expiration of the first period of thirty days, or should the two arbitrators be unable to agree on the choice of the third member of the Arbitration Tribunal, within thirty days following the expiration of the said first period, the appointment shall be made, within twenty one days, at the request of the party instituting the proceedings, by the Secretary General of the Permanent Court of Arbitration in the Hague.

13.3                        Regardless of the procedure concerning the appointment of this Arbitration Tribunal, the third arbitrator will have to be of a nationality different from the nationality of the other two members of the Tribunal.

13.4                        Any arbitrator must be of the nationality of any one of the member states of NATO and shall be bound by the rules of security in force within NATO.

13.5                        Any person appearing before the Arbitration Tribunal in the capacity of an expert witness shall, if he is of the nationality of one of the member states of NATO, be bound by the rules of security in force within NATO, if he is of another nationality, no NATO classified documents or information shall be communicated to him.

13.6                        An arbitrator who, for any reason whatsoever, ceases to act as an arbitrator shall be replaced under the procedure laid down in the first paragraph of this article.

13.7                        The Arbitration Tribunal will take its decisions by a majority vote. It shall decide where it will meet and, unless it decides otherwise, shall follow the arbitration procedures of the International Chamber of Commerce in force at the date of the signature of the present contract.

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13.8                        The awards of the arbitrator or of the Arbitration Tribunal shall be final and there shall be no right of appeal or recourse of any kind.  These awards shall determine the apportionment of the arbitration expenses.

Clause 14 - GOVERNING LAW

Except as otherwise provided in this contract, this contract shall be governed, interpreted and construed in accordance with French law and such law shall govern in the event of arbitration.

Clause 15- EXAMINATION OF RECORDS

15.1                        This clause is applicable to this contract only:

15.1.1              if the price, or any of the prices, to be paid for the supplies and/or services to be furnished hereunder is/are other than (a) firm fixed price(s);

15.1.2              if this contract is terminated by NAMSA, in whole or in part, and the Contractor submits a termination claim as a result thereof, or

15.1.3              In the event a dispute arises between the parties and arbitration proceedings are instituted pursuant to the clause of this contract entitled “Disputes”.

15.2                        The Contractor agrees that NAMSA or any of its duly authorized representatives shall, until the expiration of three (3) years after final payment under this contract, have access to and the right to examine any pertinent books, documents, papers, and records of the Contractor involving transactions related to this contract.

15.3                        The Contractor further agrees to include in all his subcontracts hereunder a provision substantially as set forth in this clause, including this paragraph. In addition a provision is to be added in such subcontracts to the effect that the auditing of the subcontractors’ books, documents, papers and records involving transactions related to the subcontract may be performed by the subcontractors’ national auditing services.

15.4                        The period of access and examination described in paragraphs 15.2 and 15.3 above for records which relate to either appeals under the “Disputes” clause of this contract or litigation, or the settlement of claims arising out of the performance of this contract, shall continue until such appeals, litigation or claims have been disposed of.

Clause 16 - MISCELLANEOUS

16.1                        The entire agreement between the contracting parties is contained in this contract and is not affected by any oral understanding or representation whether made previous to or subsequent to this contract.

16.2                        The Contractor is considered to have fully read all terms, clauses, specifications and detailed special conditions stipulated is this contract. He unreservedly accepts all the terms thereof.

16.3                        In the event of any disagreement between the original text of this contract and any translation into another language, the original text will govern.

16.4                        All written correspondence and reports by the Contractor to NAMSA shall be in the language in which this contract is written.

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Contract: 4600002272	PFO/1050026226/01/000

EXHIBIT : TERMINATION FOR CONVENIENCE OF NAMSA

1.                                      The performance of work under this contract may be terminated by NAMSA in accordance with this PART in whole or from time to time in part, whenever NAMSA shall determine that such termination is in the best interest of NAMSA, or of the customer country. Any such termination shall be effected by delivery to the Contractor of a written Notice of Termination specifying the extent to which performance of work under this contract is terminated, and the date upon which such termination becomes effective.

2.                                      After receipt of a Notice of Termination and except as otherwise directed by NAMSA the Contractor shall :

a.                                      Stop work under the contract on the date and to the extent specified in the Notice of Termination;

b.                                      Place no further orders or subcontracts for materiels, services or facilities except as may be necessary for completion of such portion of the work under the contract as is not terminated;

c.                                       Terminate all orders and subcontracts to the extent that they relate to the performance of work terminated by the Notice of Termination;

d.                                      Assign to NAMSA in the manner, at the time, and to the extent directed by NAMSA all of the rights, title, and Interest of the Contractor under the orders and/or subcontracts so terminated, in which case NAMSA shall have the right, in its discretion to settle or pay any or all claims arising out of the termination of such orders and subcontracts;

e.                                       Settle all outstanding liabilities and all claims arising out of such termination of orders or subcontracts with the approval or ratification of NAMSA, to the extent NAMSA may require, which approval or ratification shall be final and conclusive for all purposes of this Part;

f.                                        Transfer title to NAMSA to the extent that title has not already been transferred and deliver to NAMSA in the manner, at the time, and to the extent, if any, directed by NAMSA :

(1)                                 the fabricated or unfabricated parts, work in process, completed work, supplies and other materiel produced as a part of or acquired in connection with the performance of the work terminated by the Notice of Termination.

(2)                                 the completed or partially completed plans, drawings, information, and other property which, if the contract had been completed, would have been required to be furnished to NAMSA, and,

(3)                                 the jlgs, dies and fixtures, and other special tools and tooling acquired or manufactured for the performance of this contract, if expressly required by NAMSA, for the cost of which the Contractor has been or will be reimbursed under this contract;

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g.                                       Use his best efforts to sell in the manner, at the times, to the extent, and at the price or prices directed or authorized by NAMSA any property of the types referred to in subparagraph f. above, provided however, that :

(1)                                 the Contractor shall not be required to extend credit to any purchaser,

(2)                                 the Contactor may acquire any such property under the conditions prescribed by and at the price(s) approved by NAMSA, and

(3)                                 the proceeds of any such transfer or disposition shall be applied in reduction of any payments to be made by NAMSA to the Contractor under this contract or shall otherwise be credited to the price or cost of the work covered by this contract or paid in such other manner as NAMSA may direct.

h.                                      Complete performance of such part of the work as shall not have been terminated by the Notice of Termination, and

i.                                          Take such action as may be necessary, or as NAMSA may direct, for the protection and preservation of the property related to this contract which is in the possession of the Contractor and in which NAMSA has or may acquire an interest.

3.                                      a.                                      The Contractor shall submit to NAMSA, not later than sixty (60) days after receipt of a Notice of Termination, a list containing :

(1)                                 the state of the completion of his plans and production under this contract and those of his orders and subcontracts,

(2)                                 actions planned or initiated by the contractor in order to fulfill his obligations under paragraph 2. above.

b.                                      NAMSA shall be entitled to be represented during the Contractor’s preparation of the list mentioned in subparagraph a. above.

4.                                      a.                                      After receipt of a Notice of termination, the Contractor shall submit to NAMSA its termination claim, in the form and with the certification prescribed by NAMSA. Such claim shall be submitted promptly but in no event later than nine (9) months from the effective date of termination, unless one or more extensions in writing are granted by NAMSA, upon request of the Contractor made in writing within such nine (9) months period or extension thereof, if NAMSA determines that the facts justify such action.

b.                                      Upon failure of the Contractor to submit his termination claim within the time allowed, NAMSA may, subject to the provisions of paragraph 6. below, determine on the basis of information available to it, the amount if any, due to the Contractor by reason of the termination and shall thereupon pay the Contractor the amount so determined. NAMSA’s decision on the amount due to the Contractor shall in such case, be final, subject to no appeal nor arbitration. However, the decision of NAMSA relative to whether an extension of time should be granted shall be subject to appeal as a “dispute” within the meaning of the Clause entitled “Disputes” in the General Provisions.

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5.                                      Subject to the provisions of paragraph 4. above, the Contractor and NAMSA agree upon the whole or any part of the amount or amounts to be paid to the Contractor by reason of the total or partial termination or work pursuant to this Part, which amount or amounts may include a reasonable allowance for profit on work done, provided the contract terms do not otherwise prohibit the allowance of profit on items thereunder, and provided that such agreed amount or amounts, exclusive of settlement costs, shall not exceed the total contract price as reduced by the amount or payments otherwise made and as further reduced by the contract price of work not terminated. The Contract shall be amended accordingly and the Contractor shall be paid the agreed amount. Nothing in paragraph 6. below, prescribing the amount to be paid to the Contractor in the event of failure of the Contractor and NAMSA to agree upon the whole amount to be paid to the Contractor by reason of the termination of work pursuant to this Part, shall be deemed to limit, restrict, or otherwise determine or affect the amount or amounts which may be agreed upon to be paid to the Contractor pursuant to this paragraph 5.

6.                                      If NAMSA terminates the contract according to this PART and the Contractor and NAMSA fail to agree in whole or in part on the amount to be paid to the Contractor by reason of the termination of work pursuant to this PART as provided in paragraph 5. above, the Contractor shall be entitled to the following reimbursement :

a.                                      For completed supplies accepted by NAMSA (or sold or acquired as provided in paragraph 2.g. above) and not paid for previously, a sum equivalent to the aggregate price of such supplies computed in accordance with the price or prices specified in the contract, appropriately adjusted for any saving of freight or other charges.

b.                                      (1)                                 the costs incurred in the performance of the work terminated, including initial costs and preparatory expenses allocable thereto, but exclusively of any costs attributable to supplies and/for services paid, or to be paid for under subparagraph a. above.

(2)                                 the cost of settling and paying claims arising out of the termination of work under subcontracts or orders, as provided in paragraph 2.e. above, which are properly chargeable to the terminated portion of the contract exclusive of amounts paid or payable on account of supplies or materiels delivered or services furnished by subcontractors or vendors prior to the effective date of the Notice of Termination, which amounts shall be included in the costs payable under (1) above, and,

(3)                                 a sum, as a profit, equal to two percent (2%) of that part of the amount determined under (1) above, which represents the costs of articles and materiels not processed by the Contractor, plus a sum equal to eight percent (8%) of the remainder of such amount but the aggregate of such sums shall not exceed six percent (6%) of the whole of the amount determined under (1) above, which amount for the purpose of this subdivision (3) shall exclude any charges for interest on borrowings, provided. however, that if its appears that the Contractor would have sustained a loss on the entire contract had it been completed, no profit shall be included or allowed under this subdivision (3) and an appropriate adjustment shall be made reducing the amount or the settlement to reflect the indicated rate of loss.

c.                                       The reasonable costs of settlement including accounting, legal, clerical and other expenses reasonably necessary for the preparation of settlement claims and supporting data with respect to the terminated portion of the contract and for the termination and settlement of subcontracts thereunder, together with reasonable storage, transportation, and other costs incurred in connection with protection or disposition of property allocable to this contract;

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d.                                      The total sum to be paid to the Contractor under subparagraphs a. and b. of this paragraph 6., shall not exceed the total contract price as reduced by the amount of payments otherwise made and as further reduced by the contract price of work not terminated. Except for normal spoilage, and except to the extent that NAMSA shall have otherwise expressly assumed the risk of loss, there shall be excluded from the amounts payable to the Contractor as provided in paragraph a. above and paragraph b. (1) above, the fair value, as determined by NAMSA of property which is destroyed, lost, stolen or damaged, so as to become undeliverable to NAMSA, or to a buyer pursuant to paragraph 2.g. above.

e.                                       in arriving at the amount due to the Contractor under this clause there shall be deducted :

(1)                                 all unliquidated advance or other payments on account therefor, previously made to the Contractor, applicable to the terminated portion of this contract.

(2)                                 any claim which NAMSA may have against the Contractor. In connection with this contract, and,

(3)                                 the agreed price for, or the proceeds of the sale of, any materiels, supplies or other things acquired by the Contractor or sold, pursuant to the provisions of this clause, and not otherwise recovered by or credited to NAMSA.

f.                                        If the termination hereunder be partial, prior to the settlement of the terminated portion of this contract, the Contractor may file a request in writing for an equitable adjustment of the price or prices specified in the contract relating to the continued portion of the contract, i.e. the portion not terminated by the Notice of Termination, and such equitable adjustment as may be agreed upon shall be made in such price or prices.

7.                                      NAMSA may from time to time. under such terms and conditions as it may prescribe, make partial payments and payments on account against costs incurred by the Contractor in connection with the terminated portion of this contract whenever, in the opinion of NAMSA, the aggregate of such payments shall be within the amount to which the Contractor will be entitled hereunder. If the total of such payments is in excess of the amount finally agreed or determined to be due under this Part, such excess shall be payable by the Contractor to NAMSA upon demand, together with interest computed at the rate of six percent (6%) per annum, for the period from the date such excess payment is received by the Contractor to the date on which such excess is repaid to NAMSA, provided, however, that no interest shall be charged with respect to any excess payment attributable to a reduction in the Contractor’s claim by reason of retention or other disposition of termination inventory until ten (10) days after the date of such retention or disposition, or such later date as determined by NAMSA by reason of the circumstances.

8.                                      Except as otherwise provided for in this contract, or by applicable statute, the Contractor, from the effective date of termination and for a period of three (3) years after final settlement under this contract, shall preserve and make available to NAMSA at all reasonable times at the office of the Contractor but without direct charge to NAMSA, all his books, records, documents and other evidence bearing on work terminated hereunder or to the extent approved by NAMSA, photographs, microphotographs, or other authentic reproduction thereof.

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NAMSA NATO MAINTENANCE AND SUPPLY AGENCY PROCUREMENT DIVISION L-8302 CAPELLEN LUXEMBOURG FAX: (+352) 30634300 TEL: (+352) 3063 - (Inwards dialing below)

Refer to: PP-CA/12/ANH17427.doc		Dial ext.: 6790

Date: 23 March 2012

To:	9R802	ERICKSON AIR-CRANE

Fax Number:	0015416647613

Attention:	Mrs Barbara STIGER

Subject:	NAMSA Requests for Proposal ANH12021, ANH12026 and
ANH12027, dated 08 March 2012

Leasing of 3EA heavy-lift forest firefighting helicopters
Leasing of 2EA heavy-lift forest firefighting helicopters
Leasing of 7EA medium-lift forest firefighting helicopters

• RFP Amendment No. 1
• Questions and Answers: 1st set

Reference:	NAMSA’s fax PP-CA/12/ANH17424.doc, dated 08 March 2012

Point of contact:	A. HALBARDIER

Dear Madam,

Please find below the answers to the questions received from potential bidders contacted for subject RFPs.

1.                                      The following documents on subject RFPs were revised and a copy with the track changes is placed on NAMSA Web Site https://www.natolog.com/eProcurement/RFP/PublicRFPList.aspx

1.1.         Annex 1 to RFP- Part A “Documentation”

1.2.         SOWs

2.                                      Question:

We have 2 helicopters MI-171. You ask in tender that you need 7 pcs.

Can we participate in the tender if we have only 2 pcs? Or only companies that have 7pcs can participate?

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Answer:

Bidders are requested to quote minimum 2 (two) medium size helicopters out of 7 (seven) medium size helicopters.

3.             Question:

Our helicopters MI-171 meet all requirements (be able to drop 4.000 liters, be able to fly for 2 hours and so on). The problem is that if you put those requirements all together we are not able to meet them (we are not able to fly for 2 hours with 4.000 liters)

What is the point of view? We are able to meet the requirements one by one but not if you put them all together.

Please let us know how the requirements should be read?

Answer:

The first requirement is to have the capability to carry at least 4000 liters of water. The second requirement is referring to the endurance of the helicopter, meaning to say that it must be possible to fly several fire fighting cycles** within two hours.

** for a better illustration, a fire fighting cycle: take on water, fly to the fire, drop the water, fly back to the nearest water source, take on water and so on.

4.             Question:

Is the minimum capacity 4.000 Liters?

We have also some helicopters with capacity 3.500 Liters?

What about them. Can we apply with them also?

Answer:

Yes, the minimum capacity is 4000 Liters.

5.             Question:

We are reviewing carefully the NAMSA Specifications.

Our company is executing the forest firefighting flight operations in Turkey using helicopters leased from the operators located in Ukraine and Russia.

The registration of the helicopters we are going to offer for the forest fire fighting operations are Ukraine, Moldavia and Azerbaijan.

The reason of this type of helicopters are unable to register in Turkey and other Nato countries.

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Do you see any conflict between our above defacto situation and the below article of Part 19 - Subcontracts of the DRAFT CONTRACT TERMS AND CONDITIONS;

“1. The Contractor is solely responsible for the performance of the contract. No consent or approval by NAMSA of any sub-contract or any provisions thereof shall be construed to be a determination of the acceptability of any sub-contract price or of any amount paid under any sub-contract or to relieve the Contractor of any responsibility for performing the contract in accordance with its terms and conditions, unless such approval or consent specifically provides otherwise. The Contractor shall not enter into any sub-contract with firms located outside NATO countries or having their legal residence outside NATO countries without the written approval of NAMSA - Contracting Officer. Only in exceptional cases would NAMSA consider such approval.”

In this regard, we would like to get the information from you.

Answer:

In addition to the above cited Part 19, the following applies:

The NAMSO Functional Directive 251 and the NAMSA Procurement Regulations 251-01, contracts will be awarded to industry in NAMSO member states. Only in sole source cases, NAMSA is allowed to place orders to firms whose legal residence or main production facility is located in non-NATO states up to Financial Level D (EURO 153.000,-) but any further deviations from the policy require the NAMSA Board of Directors’ (BOD) approval.

Based on the above you are invited to quote.

6.             Question:

Question concerning SOW, paragraph “4.5.6 As a mandatory required document, the professional CV shall be provided for each person, supporting the helicopters as an “interpreter” and the “liaison” as well as their replacements. Knowledge and experience must be demonstrated in the CV.”

Please explain what the “As a mandatory required document, the professional CV shall be provided for each person”, is in reference to as we are not familiar with this abbreviation, or document? If there is an additional form to be completed please let me know where it is that I could find it.

Answer:

When referring to the CV as mandatory document, it is to be understood that a fair-minded CV of the relevant person is provided, similar to the one the same person would provide when applying, for instance, for a new job.

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7.             Question:

According to the helicopters’ specifications, established by the Hellenic Fire Brigade (HFB), for forest fire-fighting described from year 2000 till today, these helicopters exists mostly and, in some cases only, in Non NATO countries (e.g. Russia, Ukraine, Belarus).

Due to this fact, our firm has provided services to HFB all these years continuously (planning also this year), using as subcontractors firms/Air operators that are located in the above mentioned countries.

Studying the above RFPs we noticed that according to Draft contract-Part 19/Subcontracts-Paragraph 1 “...the Contractor shall not enter into any sub-contract with firms located outside NATO countries without the written approval of NAMSA- Contracting Officer. Only in exceptional cases would NAMSA consider such approval”.

In the same time in Annex I-Part A-paragraph 15 as mandatory requirement it states that “...any leasing agreements must have been concluded before the date of offer submission”.

These two requirements, in our case, are in contradiction. In aim to prepare all requested documentation for our quote in such a limited time, we have to have concluded first a leasing agreement.

Therefore, please inform:

7.1.                            Can we quote for the RFP’s ANH 12026 and ANH 12027 and submit with our quotation a leasing agreement with subcontractors located outside NATO countries?

7.2.                            If yes, do we need before our offer submission NAMSA’s written approval?

7.3.                            If yes, how can we seek this approval (documents, ets.) and how long does it take till we receive it?

Answer:

Bidders are required to quote for the RFP’s ANH 12026 and 12027 taking into account answer given under Answer Nr 4 and para 13 of the Annex 1 to RFP.

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8.                                      Question:

Our company is giving firefighting services with 16 helicopters under the five years contract which has been signed in 2009 with the Turkish Government Ministry of Forestry. We have huge experience about turnkey helicopter fire fighting services. Our questions are as follows:

8.1.                            Can we enter to the mentioned tender by signing joint venture/consortium agreement together with our partner company that is from our of NATO countries since the helicopters are on their registration? The Pilot Company will be our company (if KA-32, MI-8 MTV I and MI-17, MI-26 helicopters are not certified by EASA, we have to do wet leasing in order to use them in fire fighting).

8.2.                            Since this project is turnkey including Project management, crew, staff, trainings, logistic services, accommodation, maintenance, repair, etc,... If item 1 is not allowed, can we enter to the tender as Air Operator alone by supplying these helicopters from our subcontractors who is helicopter owners (Not NATO member?)? We believe that if it is allowed, it will create more helicopter availability and good price for this NAMSA tender.

8.3.                            During the fire fighting operation in Greece, should helicopters fly under Greek Air Operator Certification (AOC) or is NAMSA exempt from this as a customer? (In another way do we need to cooperate with any Greek Operator?)

Answer:

8.1 and 8.2:                               Joint venture/consortium is allowed. Bidders to note also Answer Nr. 4 above.

8.3:                                                                           The operator must be the AOC holder.

This document will be disseminated to all potential bidders contacted for this RFP and will also be placed on NAMSA web site.

Best regards,

A. HALBARDIER
Buyer, PP/LA-MMC

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NAMSA
NATO MAINTENANCE AND SUPPLY AGENCY
PROCUREMENT DIVISION
L-8302 CAPELLEN LUXEMBOURG
FAX: (+352) 30634300
TEL: (+352) 3063 - (Inwards dialing below)

Refer to: PP-CA/12/ANH12021, ANH12026, ANH12027	Dial ext.: 6790
Page 1 of 8
Date: 27 March 2012

To:	9R802	ERICKSON AIR-CRANE

Fax Number:	0015416647613

Attention:	Mrs Barbara STIGER

Subject:	NAMSA Requests for Proposal ANH12021, ANH12026 and ANH12027, dated 08 March 2012

Leasing of 3EA heavy-lift forest firefighting helicopters Leasing of 2EA heavy-lift forest firefighting helicopters Leasing of 7EA medium-lift forest firefighting helicopters

	• Questions and Answers:	2nd set

References:	NAMSA’s fax PP-CA/12/ANH17424.doc, dated 08 March 2012
NAMSA’s fax PP-CA/12/ANH17427.doc, dated 23 March 2012

Point of contact:	A. HALBARDIER

Dear Madam,

Please find attached the answers to the questions received from potential bidders contacted for subject RFPs.

This document will be disseminated to all potential bidders contacted for this REP and will also be placed on NAMSA web site.

Best regards,

A. HALBARDIER
Buyer, PP/LA-MMC

RFPs ANH12021, ANH12026 and ANH12027
Lease of firefighting helicopters

Bidders’ conference 3-4 April 2012

Questions and Answers

1.              Will NAMSA consider submissions for less than 7 medium lift helicopters? Will NAMSA consider tenders offering 2 or 3 qualified helicopters?

Answer:                                        Bidders are requested to quote minimum 2 (two) medium size helicopters out of 7 (seven) medium size helicopters.

2,              Will NAMSA consider two S-61’s (4000 liter capacity) to replace one “heavy lift” (S-64) with proof of good value and higher capacity as an alternate proposal?

Answer:                                        No. However, the two S-61’s might be quoted for the requested 4000 liter capacity requirement (RFP ANH12027).

3.              Would NAMSA consider changing the suspended bucket capacity to 3400 liters as they are some very light weight good value buckets in this size range?

Answer:                                        The minimum capacity is 4000 liters

4.              Part 9, #4 states to use 190 hours for planning purposes but Scope of Work 3.1.4. states to use 60 hours. Please clarify which is correct.

Answer:                                        RFP ANH12026:                                   The number of total hours in Part 9, paragraph 4, is changed from 190 to 135.

RFP ANH12027:                                   The number of total hours in Part 9, paragraph 4, is changed from 190 to 60.

5.              Is there a requirement of how long a helicopter has to stay in the air with a full bucket?

Answer:                                        See revised SOWs 3.4.1.3.

6.              Will the Hellenic Fire Brigade lend us their buckets or do we have to have our own?

Answer:                                        No.

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7.                                      List of Services - SOW

1.                                      Article 3 paragraph 3.1.12 of SOW: “NAMSA/HFB may, if necessary, ask the contractor to increase the number of the helicopters provided, de-cycling the required arrival time. The contractor shall make any possible effort to satisfy such a request, especially in cases of emergency or fire catastrophes.”

In the associated list of services there is no line item for such requirement to provide firm and fixed price. Thus we assume that price given for line item 20 and 30 covers that requirement. Please confirm.

Is there a mechanism in place for additional mobilization fees for additional helicopters as requested?

Answer:                          NAMSA will issue a RFP if additional helicopters are required. Prices subject to mutual agreement.

2.                                      Article 3.6 paragraph 3.6.9 of the SOW. “HFB and the contractor may ask for the replacement of crew members or ground personnel with other persons of equivalent experience, throughout the contractual cycle.”

On what grounds/reason would a replacement be asked for?

Answer:                          E.g. illness, sickness, incapability, misbehavior in public.

8.                                      DRAFT CONTRACT TERMS AND CONDITIONS

1.                                      PART 2, para.4, DTOs is not in the NATO terminology index.

Please clarify the meaning of DTO.

Answer:                          Detailed Tasking Order.

2.                                      PART 4, “No minimum no maximum workload is guaranteed and NAMSA has no obligation to order any of the services below.

For information, the estimated number of flying hours is 190 flight hours/per helicopter/per 120 days

The guaranteed workload is the availability of the helicopters in a ready for mission status for 120 days.”

Confirm guaranteed availability of 120 day workload per helicopter. No guarantee of flight hours.

Answer:                        Confirmed.

3.                                      PART 7. “The firm fixed prices/rates are fixed for the initial contract duration of three years. If NAMSA exercises the option to extend the

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contract by one or two years, the prices shall be revised by application of the following price revision formula:

P4/5= Po (0.2 + 0.8 X S4/5 / So)

Where

0,2	20% fixed portion not subject to revision
P4/5	price(s) for optional years 4 resp. 5
Po	Firm fixed prices established in the Terms and conditions for the initial three contract years.
So	Applicable Labour Wage Index as published by the National Statistics Bureau for workers of the applicable industry for the month of (to be indicated at time of award)
S4	Index as described above for the month of (to be indicated at time of award)
S5	Index as described above for the month of (to be indicated at time of award)

So of the formula refers to which country’s Labour Wage Index. Please clarify.

Answer:                 The Contractor’s country.

4.                       PART 8 paragraph 1. “If not located in Luxembourg, the Contractor is specifically responsible for obtaining any documentation required to permit NAMSA and its Customers to benefit from the fiscal regime applicable to exports.”

Please clarify the required documentation.

Answer:                All documentation required to obtain for NAMSA the advantages applying to exports e.g. Import/export taxes, form for temporarily imports to avoid taxes in case of export.

5.                       PART 11 paragraph 3. “Payment will be made based on the receipt protocols of the provided services. The receipt protocols will be signed by the monitoring and receipt of services Committee, The standard data form used by 199 F.B.C.C./F.F.C.C. will be completed on a weekly basis and will be countersigned by the Contractor and the corresponding officer of the Fire Corps.”

Who is responsible for issuing the receipt protocol each week — NAMSA or HFB?

Answer:   HFB

6.                   PART 12 paragraph 1.3 “Upon the lapse of the tenth day and if any one of the helicopters has not been installed and declared in operational preparedness, NAMSA reserves the right to unilaterally terminate the contract, declaring the contractor in default.”

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In the event that it is agreed upon not to terminate the contract after 10 penalty days, what is the penalty for the days over the 10th.

Answer:                In the unlikely event of a delay of more than 10 days a penalty of 5% will be applied. However, see Part 12, paragraph 1.4. (Termination under Default)

3.                   PART 14. “The Contractor warrants that he has or will obtain at no cost to NAMSA all necessary licenses and permits required in connection with the contract; also that he will fully comply with all laws, decrees and regulations of the country or countries concerned during the performance of the contract, including the observance of all applicable rules and regulations governing the site on which work is to be performed.

If so exceptionally requested in the PO, all customs clearance formalities shall be performed by the Contractor at his cost. NAMSA shall in no case be responsible for charges of any nature incurred by the Contractor in effecting such clearance or for any customs infraction committed by the Contractor in connection therewith. The Contractor shall be responsible for compliance with all applicable national import and export customs regulations and formalities, including payment of fees incident thereto and the posting of a customs bond, if required, and further, including all required licenses, customs declarations and other documentation, concerning the entry to and the exit from the Contractor’s facility, of all items or materiel pertinent to the Contractor’s performance under this contract.”

Who will give us the documents to move aircraft, spare parts, and equipment through customs?

Answer:                The Contractor has to obtain all documents.
See text above, which is clear.

9.          RFP COVER LETTER

ARTICLE 3, Paragraph c. the lowest price, furthermore the bidder shall provide all mandatory documents as defined in the Part A.

What is the formula for calculating lowest bid?

Answer:

Para 3, “Evaluation Criteria”, of the RFP Cover Letter, subparagraph c) is amended to read as follows:

“c.	the lowest price, furthermore the bidder shall provide all mandatory documents as defined in the Part A.

Lowest price will be resulting from the price for seasonal leasing of 120 days plus flight hours multiplied by 190 flight hours plus cost for extra days multiplied by fifteen days.”

The above applies to RFP ANH12021.

For the two other RFPs, please see the SOW, paragraph 3.1.

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10.          ARTICLE 5. AUTHORISED SIGNATURE

Your proposal must be signed by an official authorized to bind your firm to a contract.

Are there any legal documents required to prove the authority of the official who will sign the proposal?

Answer:       Normally the CEO or a CEO authorized person with letter of altorney.

11.          Letter of Guarantee

Is there an obligation to submit a Letter of Guarantee for:

•      Participation to the tender (submitting a proposal)?

•      Good performance, in case of awarding a contract?

If yes, what is the amount for any case?

Answer:       Bidders are not required to submit a Letter of Guarantee.

12.          Selection of the most Economical Proposal (Lowest Price)

How is to be estimated the most economical proposal?

What costs are to be taken into account in order to form the “comparison basket”?

Is the only cost to be taken into account, the price for seasonal leasing cycle (code 1137728)?

Is also a cost resulting from the flight hours (code 1137729) to be added? If yes, the cost for how many hours, the hours defined in the RFP’s for planning purposes or another number?

What about the cost for the extra days (code 1137730)?

Answer:

See answer to paragraph 9 above.

13.          Advance Payment

In case of awarding a contract to a Company, can this company ask for an advance payment?

If yes, what is the amount and what are the presuppositions to be given?

Answer:       No advance payment is foreseen.

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14.          Company’s Documents

Is there a need to be submitted any document, concerning a participant company:

•      Together with its proposal?

•      In case of awarding a contract?

Answer:       Revised Part A dated 20 March 2012 is self explanatory.

15.          Unscheduled Maintenance

Is there any specific time applied to the unscheduled maintenance, for instance, related to the flight hours of the helicopter or it remains in the discreet freedom of the HFB?

Answer:                     If unscheduled maintenance is required, the non-available hours until the helicopter return to serviceable condition will be subtracted from the overall availability and consequently the reimbursable cost will be deducted.

16.          Amount of Penalties

Is there a “ceiling” for the total amount of penalties to be imposed to a company or it may exhaust the entire contract?

Answer:                 See Part 12 of the Draft Contract Terms and Conditions.

17.          Clarification of the number of helicopters and the flight hours

There is a need to be clarified regarding the number of helicopters to be provided and the estimated flight hours per helicopter. Specifically, in the RFPs ANH 12026 (Heavy lift helicopters) and ANH12027 (Medium-lift helicopters) there is a disagreement between the draft contract (part 4 and part 9) and the SOW (para 1 and 3) concerning the number of helicopters of each RFP as well as the estimated flight hours per helicopter.

In addition, clarify if it is mandatory term that offers are accepted only for the total number of helicopters which are required in each RFP (ANH12026 two (2) helicopters, ANH 12027 seven (7) helicopters)

Answer:                     Offers will be accepted only for the total number of (2) two helicopters in RFP ANH12026 for heavy-lift but for the medium-lift helicopters in RFP ANH12027 offers for (2) medium-lift helicopters as a minimum is also acceptable.

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18.                               RFP ANH12027: Leasing of seven (7) medium-lift forest firefighting helicopters with a suspended bucket of a minimum capacity of 4000 lt of water for the forest firefighting needs

18.1.                SOW, page 3 of 14 (Item 3.1.1.): It says “The leasing cycle is defined to be the one hundred and ninety (120) days period per helicopter” and in parenthesis it is written as (120) although it is mentioned one hundred and ninety days. Which one is true?

Answer:               120 days is correct.

18.2.           SOW, page 3 of 14 (Item 3.1.4.): Can you please confirm the total amount of flying hours are 60 hours per each firefighting season/per helicopter or 60 hours per each month/per helicopter?

Answer:                    Please see answer to question No. 04

19.                               RFP ANH12026: Leasing of 2 (two) heavy-lift forest firefighting helicopters with a suspended bucket of a minimum capacity of 7000 lt of water for the forest firefighting needs

SOW, page 3 of 15 (Item 3.1.1): It says “The leasing cycle is defined to be the one hundred and ninety (120) days period per helicopter” and in parenthesis it is written as (120) although it is mentioned one hundred and ninety days. Which one is true?

Answer:                    See answer to question 18.2. above.

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NAMSA NATO MAINTENANCE AND SUPPLY AGENCY PROCUREMENT DIVISION L-8302 CAPELLEN LUXEMBOURG FAX: (+352) 30634300 TEL: (+352) 3063 - (Inwards dialing below)

Refer to: PP-CA/12/ANH12021, ANH12026, ANTH12027	Dial ext.: 6790

Date: 10 April 2012

To:	9R802	ERICKSON AIR-CRANE

Fax Number:	0015416647613

Attention:	Mr. Patrick PILOLLA / Mrs Barbara STIGER

Subject:	NAMSA Requests for Proposal ANH12021, ANH12026 and ANH12027, dated 08 March 2012

Leasing of 3EA heavy-lift forest firefighting helicopters Leasing of 2EA heavy-lift forest firefighting helicopters Leasing of 7EA medium-lift forest firefighting helicopters

	• Questions and Answers:	3rd set

References:	NAMSA’s fax PP-CA112/ANH17424.doc, dated 08 March 2012
NAMSA’s fax PP-CA/12/ANH17427.doc, dated 23 March 2012
NAMSA’s fax PP-CA/ANH12021, ANH12026, ANH12027, dated 27 March 2012

Point of contact:	A. HALBARDIER

Dear Sir,

Please find attached the answers to the questions raised from potential bidders contacted for subject RFPs during the Bidders’ conference which was held at NAMSA on 03 April 2012.

This document will be disseminated to all potential bidders contacted for this RFP and will also be placed on NAMSA web site.

Best regards,

A. HALBARDIER

Buyer, PP/LA-MMC

RFPs ANH12021, ANH12026 and ANH12027

Lease of firefighting helicopters

Questions and answers raised during the Bidders’ conference held at NAMSA on 03 April 2012

1.)                                  Question:

ANNEX 1, page 1, paragraph 2, DOCUMENTATION REQUIRED states:

“A Type Certificate or another equivalent certificate, which must be recognized and accepted by the Hellenic Civil Aviation, in its original or true copy or photocopy certified according to the law, by a competent authority.”

We have a concern regarding the documentation required for the aircraft. Although proof of a Type Certificate is required to illustrate the approved design element of the type aircraft, there is no specific documentation required to verify the aircraft’s category of aerial service. As you may know, aircraft are categorized as either Restricted Category or Standard Category aircraft. In previous tenders, the Hellenic Fire Brigade (HFB) has specifically required documentation evidencing that the aircraft are categorized as Standard Transport Category by the FAA or JAA. Our primary concern is that the HFB required such documentation because either the HFB or the Hellenic Civil Aviation Authority may impose a limitation on Restricted Category aircraft that restricts Restricted Category aircraft from flying over populace areas, thus limiting such aircraft’s ability to perform the mission as required by the RFP.

ANSWER: Required that the aircraft are categorized as Standard Transport Category by the FAA or JAA.

2.)                                  Question:

It has come to our attention that a Declaration of Eligibility (DOE), as issued by our United States Department of Commerce, may be required to comply with the International Competitive Bidding process.

We have a concern that there is no reference to a requirement to provide a DOE within the RFP, nor have we found a reference to this requirement in the NAMSA Procurement Regulations. Our primary concern is that without a U. S. Department of Commerce DOE, a response to the RFP will be invalid due to non-compliance.

ANSWER: Bidders must be registered with NAMSA source file. The procedure for registration can be found on the NAMSA web-site.

3.)                                  Question:

What are the applicable Taxes and Duties on NAMSA contracts?

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ANSWER: See Part 8 Taxes and duties of the draft contract and Clause 7 of the NAMSA General Provisions for Fixed ‘Price Contracts.

4.)           Question:

In which language documentation Should be send?

ANSWER: In English, See Annex 1 to RFP, para.1

5.)           Question:

Will fuel consumption be considered during the bid evaluation?

ANSWER: NO.

6.)           Question:

What would be the level of knowledge of English language?

ANSWER: Minimum level 4 JAA.

7.)           Question:

What would be the issuance date of contract?

ANSWER: Scheduled for Mid May 2012.

8.)           Question:

What is (are) the indicative location (s) of the MOB?

ANSWER: As an indication some of the Main Operating Bases of the Hellenic FB in 2011 were:

•                 Total (Athens Area)

•                 Andravida (West Pelloponese Area)

•                 Chania (Souda Area Crete Island)

•                 Heraklion (East Crete Area))

9.)           Question:

Are double crews required?

ANSWER: It is up to the bidders to define crew requirements based on the requested availability period/missions and the safety of flight parameters.

2

10.)         Question:

What are the HFB obligations of food and accommodations?

ANSWER: See SOW Part 5 HFB Obligations, para 5.1.2. Providing only space for the installation...In other words nothing but space will be provided.

11.)         Question:

Who will perform operation planning?

ANSWER: See Part 6 para 6.1 of the SOW.

12,)         Question:

What is the size of back-up buckets?

ANSWER: Same as original one, i.e. 2 identical buckets per helicopter.

13.)         Question:

Insurance coverage?

ANSWER: Insurance certificate must fully cover all potential risks.

14.)         Question:

Do we have to attach to our bid letter of invitation received from our Ministry of Technology?

ANSWER; No, it is not required.

15.)         Question:

Question/Answers Nr. 15 “Unscheduled Maintenance” provided on 27 March 2012 is herewith modified as follows:

Unscheduled Maintenance

Is there any specific time applied to the unscheduled maintenance, for instance, related to the flight hours of the helicopter or it remains in the discreet freedom of the HFB?

ANSWER: See draft contract Part 12, Para 1.5

16.)         Attached you will find the modified version dated 04 April 2012 of Annex 1 “Documentation required” to the RFP.

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The changes are as follows:

•                                          Paragraph 13 has been amended.

•                                          Paragraph 14 has been deleted in its entirety.

•                                          Paragraph 15 reads paragraph 14.

17.)         Part A — Technical Proposal/Capability and Qualification form

A. Mandatory Requirements

Paragraph 1 has been modified as follows:

The bidder must provide, as part of his technical proposal:

•                                          Description of the company’s experience and capabilities in providing services as those requested in the RFP, minimum in the last two years.

•                                          References and Point of Contact for customers serviced by similar contracts.

•                                          The documentation as detailed in the Annex 1 of this Part and the mandatory required valid documents and data as detailed in paragraphs 3.6.11, 3.6.12 and 4.5.6 of the SOW.

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Annex 1 to RFP - Part A “Technical Proposal/Capability and Qualification Form

Revised 04.04.2012

DOCUMENTATION REQUIRED

1.              Offers shall include the following documentation, certificates, documents and manuals, which can be accepted only in English language, otherwise, the original document accompanied by an official translation into English must be submitted.

2.              A Type Certificate or another equivalent certificate, which must be recognized and accepted by the Hellenic Civil Aviation, in its original or true copy or photocopy certified according to the law, by a competent authority.

3.              A Certificate of Aerial Work, for JAA member-countries (European). For non JAA member-countries, a valid Air Operator’s Certificate (A.O.C.) (non-European). The Certificate of Aerial Work or the A.O.C. shall be in original or true copy or photocopy certified according to the law, by a competent authority and must contain at least the following particulars:

3.1                          Identity of the air operator (name, main establishment)

3.2                          Date of issuance and period of validity of the certificate.

3.3                          Description of the flight missions for which it has been authorized and shall include aerial firefighting.

3.4                          The types of aerial means which it has been authorized to use, including the offered means.

3.5                          The missions which it has been authorized to accomplish for each type of aerial means.

3.6                          The areas and routes for which it has been authorized to use the aerial means. The areas shall include Greece for the execution of aerial firefighting operations.

3.7                          In addition, if required, the annex to the A.O.C which allows and authorizes them to execute aerial firefighting operations in Greece, but also the capacity and authorization to execute aerial firefighting operations using the particular flight means.

4.              Valid Certificate of Registration and Certificate of Airworthiness, for every helicopter registered in the Civil Aircraft Register and is offered for leasing. These documents shall be originals or true copies or photocopies certified according to the law by a competent authority.

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5.                   The following technical information shall be submitted:

5.1                     Maximum Endurance

5.2                     Limitations (Range of wind and temperature)

5.3                     Flight speed

5.4                     Alternative fuel types

5.5                  Fuel consumption

5.6                     Range

5.7                     Fire fighting capability in liters of water.

5.8                     Maximum Take Off Mass (MTOM)

6.                   Accidents Record of the contractor from its establishment and up to the offer date, which must have been issued or approved by the CAA of the air operator’s country of origin. This document must be comprehensive, especially for incidents or accidents of any scale that took place outside the air operator’s country of origin. It shall include the available data recorded by the CAA of the country where the incident or the accident took place. The Accidents Record must be submitted to NAMSA/ HFB along with the submission of the Technical Offer, in its original or true copy or photocopy certified according to the law by a competent authority.

7.                   The Bidder’s Technical Proposal must include a complete file containing the documentation specified herein, operators’ licenses and certificates, as well those of the technicians. The dossier shall be sent containing subfolders for each crew member. Also, the data contained in the operators and technicians tables shall be certified by the correspondent Civil Aviation Authority, where the operators and the technicians are registered or just a certificate issued by the air operator.

8.                   A complete dossier containing the particulars of the “liaison” and the candidate “interpreters”, per helicopter and their replacements. Their scientific knowledge and experience must be demonstrated in the dossier.

9.                   Flight Safety Manual of contracts.

10.            Company Operations Manual.

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11.            Amendments or changes in the configuration of the Helicopters must be certified by their manufacturer and the CAA of their country of registration and must be mentioned in the technical instructions for their maintenance and functioning.

12.            If an offered helicopter is registered with the Aircraft Register of the country of the offered contractor and is not under the ownership of this contractor but only under their use and control, by virtue of a leasing agreement, the following shall also be submitted:

12.1         Copies of the leasing agreement or extracts thereof, where it can he clearly seen the commencement and expiry dates of the leasing. The leasing must be valid for the whole cycle and its possible extensions.

12.2         The name and the exact address of the helicopter owner.

13.            In case that an offered helicopter is not registered in the country of the bidder, but is used by the Air Operator in virtue of a leasing agreement, then, additionally to the above mentioned documentation, :a certification from the CAA of the country of registration that the helicopter is suitable for firefighting operations must be submitted.

14.            Any leasing agreements must have been concluded before the date of offer submission.

The above mentioned documentation must be valid on the date of submission of the offer.

Athens 01-03-2012

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NAMSA NATO MAINTENANCE AND SUPPLY AGENCY PROCUREMENT DIVISION L-8302 CAPELLEN LUXEMBOURG FAX: (+352) 30634300 TEL: (+352) 3063 - (Inwards dialing below)

Refer to: PP-CA/12/ANH12021, ANH12026, ANH12027	Dial ext.: 6790

Date: 12 April 2012

To:	9R802	ERICKSON AIR-CRANE

Fax Number:	0015416647613

Attention:	Mr. Patrick PILOLLA / Mrs Barbara STIGER

Subject:	NAMSA Requests for Proposal ANH12021, ANH12026 and ANH12027, dated 08 March 2012

Leasing of 3EA heavy-lift forest firefighting helicopters
Leasing of 2EA heavy-lift forest firefighting helicopters
Leasing of 7EA medium-lift forest firefighting helicopters

• Questions and Answers:	4th set

References:	NAMSA’s fax PP-CA/12/ANH17424.doc, dated 08 March 2012
NAMSA’s fax PP-CA/12/ANH17427.doc, dated 23 March 2012
NAMSA’s fax PP-CA/ANH12021, ANH12026, ANH12027, dated 27 March 2012
PP-CA/12/ANH12021, ANH112026, ANH12027, dated 10 April 2012

Point of contact:	A. HALBARDIER

Dear Sir/Madam,

Please find attached the answers to the questions raised from potential bidders contacted for subject RFPs.

1.                                      Question

The document “Questions and Answers Set 3”, dated April 10, 2012 has been examined by our side;

On the document of 4, page 17, item;

Annex 1 to RFP - Part A Technical Proposal/Capability and Qualification Form

A. Mandatory Requirements :

Paragraph 1 has been modified as follows:

1

The bidder must provide as part of his technical proposal;

• Description of the company’s experience and capabilities in providing services as those requested in the RFP, minimum in the last two years.

• References and point of Contact for Customers serviced by similar. )

• The documentation as detailed in the Annex 1 of this Part and the Mandatory required valid documents and data as detailed in paragraphs 3.6.11 and 3.6.12 and 4.5.6 of the SOW. )

It has remained only a short period of days (for 24th April 2012) to present the proposal to NAMSA.

The changes “Description of the company’s experience and capabilities in providing services as those requested in the RFP, minimum in the last two years” is limiting bidders to give a proposal to NAMSA.

Could you please advise us the official comments of NAMSA on this very important subject.

Answer:

NAMSA requires any bidder to have at least a minimum experience in the last two years. In other words, bidders must have recent experience in performing the requested work.

2.                                  Question

As a follow-up to the bidder’s conference in Capellen, I seek further clarification on a point that was not addressed in question set #3, although discussed in person.

Please confirm if this is an acceptable composition: The prime contractor is domiciled in a NATO country. Air operations are sub-contracted to an entity who operates aircraft under air operating certificates of non-NATO countries.

Answer:

Subcontracting to non-NATO courtiers is allowable up to 30%. If this percentage is exceeded NAMSA must obtain the BOD approval.

3.                                  Question — Questions and Answers- set 3

AWOC operators do not have FLIGHT SAFETY MANUALs.

In documents required point nr. 8.

As far as I know Flight Safety Manual is needed for transportation of people for A.O.C. operators.

2

If we are AWOC operators, do we need to attach Flight Safety Manuals?

Answer:

In accordance with Article 1, paragraph 2 of the European Commission Regulation 216-2008, the fire fighting operator has to proof as a minimum safety precautions, comparable to the EASA rules.

4.                                  Question —RFP ANH12021

The operations foresee 3 cycles 120 days each in 2012, 2013 and 2014. In case if, by some reason, we will not be able to provide aircraft for the next cycle, in 2013, what penalties are to be applied?

Answer:

If you would not be in a position to fulfill the contract requirements for the following cycles, clause 10 “Default” of the NAMSA General provisions for Fixed-Price Contracts (Services) (which are available in the internet under www.namsa.nato.int/suppliers/gen-prov_e.htm) would apply.

5.                                  Question — RFP ANH12021

According to documents we have, air operator (we) provides accommodation and meals for the crews. Nothing is mentioned about ground transportation on sites. Who is responsible for local transportation?

Answer:

The Contractor is responsible.

Please note that as of today no further questions will be answered as the Offer closing date is 24 April 2012 which will not permit to provide answers on time.

This document will be disseminated to all potential bidders contacted for this RFP and will also be placed on NAMSA web site.

Best regards,

A. HALBARDIER
Buyer, PP/LA-MMC

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NAMSA AGENCE OTAN D’ENTRETIEN ET D’APPROVISIONNEMENT NATO MAINTENANCE AND SUPPLY AGENCY

List of Services

Item	Description
10	Seasonal Leasing Cycle per Helicopter

	Serv.N°	Unit of		Unit	Total
Line	Description	Issue	Qty	Price	Price	Curr
00010	1137728	P. unit	1	[***]		USD
	SEASONAL LEASING
	CYCLE PER HELICOPTER Firm / Fixed Price

	Firm fixed price per leasing cycle l.a.w. the SOW, paragraph 3.1.1.

00020	1137729	hrs	1	[***]		USD
	FLYING HOUR
	PER HELICOPTER
	Firm / Fixed Price

	Firm fixed price per flight hour:

00030	1137730	Days	1	[***]		USD
	EXTRA DAY
	EXTRA DAY
	Firm / Fixed Price

	Firm fixed price per day of extension l.a.w. paragraph 3.1.6. of the SOW:

Terms of payment : Within 60 days due net

22 May 2012		REFERENCE: LC-CH/ 4600002272
NATO UNCLASSIFIED

NAMSA	L-8302 CAPELLEN(Luxembourg)	TEL:(+352)3063(+ext.)	FAX:(+352)3063 4300

[***]	This confidential material has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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